UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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INCYTE CORPORATION

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Incyte | SOLVE ON.

2024 PROXY STATEMENT
and Notice of Annual Meeting of Stockholders

Dear Fellow Stockholders,
In 2023, Incyte continued to execute and deliver for both patients and stockholders, building on the progress we have made in years past. Our product and royalty revenues grew 14% to reach $3.7 billion, and we reached a symbolic milestone in the fourth quarter of 2023 by reaching $1 billion in total quarterly product and royalty revenues for the first time in our Company’s history. Our 2023 revenue growth was largely driven by the continued success of our first commercialized product in dermatology, Opzelura® (ruxolitinib) cream. Opzelura saw strong momentum in 2023, growing 162% to $338 million driven by new patient prescriptions and increased refills for its approved indications in atopic dermatitis and vitiligo. We expect Opzelura will continue to be a key contributor to growth going forward. Jakafi® (ruxolitinib) net sales in 2023 were $2.6 billion, increasing 8% versus the prior year with year-over-year growth across all indications as Jakafi continued to maintain its leadership as a result of its unmatched product profile.
Beyond our strong commercialization efforts, we continued to reach new regulatory and clinical milestones across our clinical portfolio by advancing a pipeline of potentially best-in-class and/or first-in-class differentiated medicines in areas with large unmet medical needs. Our portfolio is poised to deliver transformative therapies across multiple programs, including the potential for up to ten high impact launches by 2030.
From a regulatory perspective, based on the favorable efficacy and safety profile seen in the Phase 2 AGAVE-201 study, we submitted to the U.S. Food and Drug Administration (FDA) the Biologics License Application (BLA) for axatilimab for the treatment of patients with chronic graft-versus-host disease (GVHD). We anticipate a decision from the FDA in the second half of 2024 and look forward to the possibility of bringing a new treatment option to chronic GVHD patients. In Europe, Opzelura was approved in 2023 as the first and only treatment for repigmentation of nonsegmental vitiligo. We are seeing early commercial success in Germany, with pricing negotiations progressing in other countries. Looking ahead, we plan to submit the sNDA for ruxolitinib cream in pediatric patients by the middle of 2024, with potential approval in 2025. This follows our presentation of positive Phase 3 data in 2023.
Among other clinical highlights, we announced encouraging proof of concept data for ruxolitinib cream in hidradenitis suppurativa (HS); for povorcitinib in HS, vitiligo and prurigo nodularis: and for our BET inhibitor in myelofibrosis (MF). Each of these programs has the potential to have a positive impact on patient’s lives, address a significant market and contribute to our top line by 2030.
Our earlier stage pipeline also continued to show great promise. In 2023, we advanced two new potentially transformative therapies for MF, polycythemia vera (PV) and essential thrombocythemia (ET)—the Phase 1 study for our mCALR monoclonal antibody is enrolling well, and we recently received IND clearance to start a Phase 1 study for our JAK2V617F inhibitor. In our oncology pipeline, we initiated several monotherapy and combination studies with our small molecule oral PD-L1 inhibitor, disclosed early data showing signs of clinical activity from our small molecule CDK2 inhibitor and also unveiled a new program—our KRASG12D inhibitor—which entered the clinic.
These achievements would not be possible without the contribution of all of our Incyte associates around the world, who work tirelessly to bring transformative medicines to patients. We are focused on advancing science, growing our revenue and developing new treatments for patients with hard-to-treat diseases. We are continuing to build on our successful commercial launches and progress our pipeline, and we believe that 2024 will be another monumental year for Incyte.
We remain committed to engaging with and responding to feedback from you, our stockholders. Your input is vital to our progress and success. I would also like to thank my fellow Directors for their continued support and investment in Incyte.
Solve On.
Hervé Hoppenot
Chairman, President and Chief Executive Officer

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803
Notice of Annual Meeting of Stockholders

Wednesday, June 12, 2024
9:00 AM Eastern Daylight Time
1815 Augustine Cut-Off, Wilmington, Delaware 19803
To the Stockholders of Incyte Corporation:
The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the “Company”), will be held at the Company’s offices located at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Wednesday, June 12, 2024, at 9:00 AM Eastern Daylight Time, for the purposes specified below:
Purposes:
1.
Elect nine directors to serve until the 2025 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.
Approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

3.
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and

4.
Transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

Record Date:	April 15, 2024—Stockholders of record as of the close of business on April 15, 2024, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on pages 1 and 92 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.
By Order of the Board of Directors

Sheila A. Denton
Secretary
April 29, 2024

1	Proxy Statement Summary
2	Performance Highlights
8	Corporate Governance Highlights
11	Stockholder Engagement
13	Executive Compensation Highlights
15	Global Responsibility
21	Proposal 1 Election of Directors
	26	Board Committees
	29	Compensation of Directors
	32	Corporate Governance
40	Proposal 2 Advisory Vote to Approve Executive Compensation
	41	Executive Compensation
		48	Compensation Discussion and Analysis
		62	Compensation Committee Report
		64	Executive Compensation Tables
	76	CEO Pay Ratio
	77	Pay Versus Performance
	82	Equity Compensation Plan Information
85	Report of the Audit and Finance Committee of the Board
83	Proposal 3 Ratification of Independent Registered Public Accounting Firm
86	Security Ownership of Certain Beneficial Owners and Management
88	Other Matters
90	Frequently Asked Questions
A-1	Appendix A: Note Regarding Forward-Looking Statements
Proxy Statement 2024 | i

Proxy Statement Summary

Meeting Information
Time and Date:	9:00 AM EDT, June 12, 2024
Place:	1815 Augustine Cut-Off Wilmington, DE 19803
Record Date:	April 15, 2024
Admission:	Please follow the instructions contained in this Proxy Statement
Mail Date:	The Proxy Availability Notice will be mailed to stockholders on or about April 29, 2024
Voting Matters
PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Directors	FOR each Nominee
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Independent Registered Public Accounting Firm	FOR
How to Vote
You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	IN PERSON
Stockholders of record may vote online at www.envisionreports.com/INCY	Stockholders of record may call toll-free 1-800-652—VOTE (8683)	Follow the instructions in your proxy materials.	You may obtain directions to the Annual Meeting by contacting our Company’s Investor Relations Department at (302) 498-6700.
Proxy Statement 2024 | 1

Performance Highlights

2023 Financial Performance
Incyte has consistently demonstrated strong financial execution over the past several years and in 2023, delivered another year of double-digit growth (+14%) in total product and royalty revenues to $3.7 billion. Incyte achieved a symbolic milestone in the fourth quarter with total product and royalty revenues reaching $1.0 billion for the first time. The success seen in 2023 was driven by the continued growth of Jakafi and the continued launch of Opzelura in atopic dermatitis and vitiligo.
Revenues of Jakafi® (ruxolitinib), our largest product by net sales, grew 8% to reach $2.6 billion for the year, with growth coming from the approved indications in myelofibrosis, polycythemia vera and acute and chronic graft-versus-host disease (GVHD).
Opzelura (ruxolitinib) cream net revenues were $338 million in 2023, growing 162% versus the prior year, driven by growth in patient demand, refills and expansion in payer coverage as the launch in atopic dermatitis and vitiligo continued.
Total royalty revenues, which are primarily comprised of royalties from Novartis for Jakavi® and Tabrecta® (capmatinib), and royalties from Lilly for Olumiant® (baricitinib), were $523 million for the full year, up 8% compared to 2022.
2 | Proxy Statement 2024

Performance Highlights

Totals may not add due to rounding.
CC = Constant currency
Proxy Statement 2024 | 3

Performance Highlights
2023 and YTD Regulatory and Clinical Achievements
Throughout 2023 and year-to-date, we achieved numerous important milestones. These are summarized in the graphic below and described in more detail thereafter.
BLA = Biologics License Application; cGVHD = chronic graft-versus-host disease; IND = Investigational New Drug Application; AD = atopic dermatitis; HS = hidradenitis suppurativa; PN = prurigo nodularis; CSU = chronic spontaneous urticaria
Myeloproliferative Neoplasms and Graft-versus-Host Disease (MPNs and GVHD)
Incyte is developing new therapies to improve and expand upon available therapeutic options for patients living with MPNs and GVHD. Zilurgisertib (INCB000928) and BETi (INCB057643) combination trials with ruxolitinib twice-daily (BID) are ongoing. Data from both programs were presented during the 65th American Society of Hematology (ASH) Annual Meeting 2023. Zilurgisertib (INCB000928) demonstrated an observed reduction in post-dose hepcidin and improvements in anemia among patients treated with the combination, suggesting the potential for therapeutic activity. BETi (INCB057643), in combination with ruxolitinib, showed patients experienced significant spleen responses and symptom improvements. A Phase 3 for our BETi is expected to start in the second half of 2024. We also presented new research detailing the development and mechanism of action of JAK2V617F, an Incyte-discovered, potent and selective JAK2 pseudokinase domain binder that represents a transformative approach with the potential to be a disease modifying therapy. JAK2 is the most frequently mutated gene in MPNs and is found in the majority of patients with MF and ET and nearly all patients with PV.JAK2V617F entered clinical studies in 2024. The Phase 1 study evaluating the mCALR monoclonal antibody (INCA033989) is ongoing and enrolling patients. In December 2023, Incyte received FDA feedback and agreed to the path forward for once daily (QD) ruxolitinib (XR). The potential approval of QD ruxolitinib (XR) is anticipated in approximately two years.
4 | Proxy Statement 2024

Performance Highlights
We and our collaborative partner Syndax Pharmaceuticals are developing axatilimab, an anti-CSF-1R monoclonal antibody, as a therapy for patients with chronic GVHD as well as in additional immune-mediated diseases where CSF-1R-dependent monocytes and macrophages are believed to contribute to organ fibrosis.
In December 2023, the Biologics License Application (BLA) was submitted for axatilimab in chronic graft-versus-host disease (cGVHD) with approval anticipated in the second half of 2024. Plans are underway to initiate two combination trials with axatilimab in cGVHD in mid-2024, including a Phase 2 combination trial with ruxolitinib and a Phase 3 combination trial with steroids.
Dermatology / Inflammation and AutoImmunity (IAI)
In 2023, Opzelura (ruxolitinib) cream was approved by the European Commission for the treatment of nonsegmental vitiligo with facial involvement in adults and adolescents 12 years of age and older. Opzelura is the first and only approved treatment in the European Union (EU) for repigmentation.
The approval of Opzelura in vitiligo was based on two randomized, double-blind, vehicle-controlled Phase 3 studies (TRuE-V1 and TRuE-V2) evaluating the safety and efficacy of Opzelura in adolescents and adults with nonsegmental vitiligo. Treatment with 1.5% ruxolitinib cream twice daily (BID) resulted in greater improvement versus vehicle for the primary and all key secondary endpoints in both the TRuE-V1 and TRuE-V2 studies. Results, which were consistent across both studies, showed that 29.9% of patients applying ruxolitinib cream achieved >75% improvement from baseline in the facial Vitiligo Area Scoring Index (F-VASI75) at Week 24, the primary endpoint. At Week 52, approximately 50% of patients achieved F-VASI75.
As we work to maximize the opportunity for the dermatology franchise, we have established a broad clinical development program within dermatology that includes multiple new indications for ruxolitinib cream, as well as potential new products, including povorcitinib (formerly INCB54707), an oral small molecule selective JAK1 inhibitor.
Ruxolitinib cream is being developed for pediatric patients with atopic dermatitis. In 2023, results from the pivotal Phase 3 TRuE-AD3 study evaluating the safety and efficacy of ruxolitinib cream in children 2 to 12 years old with atopic dermatitis showed significantly more patients treated with ruxolitinib cream 0.75% and 1.5% achieved Investigator’s Global Assessment Treatment Success than patients treated with placebo. Treatment with ruxolitinib cream over eight weeks under maximum-use conditions was also well tolerated in children. Incyte is conducting two Phase 2 studies, which have recently completed enrollment, in lichen planus and lichen sclerosus, and data is expected in 2024. In January 2024, Incyte announced the primary endpoint was met in its randomized, placebo-controlled, Phase 2 study evaluating the safety and efficacy of ruxolitinib cream in adults with mild/moderate hidradenitis suppurativa (HS). At Week 16, patients receiving ruxolitinib cream 1.5% twice daily (BID) had significantly greater decreases from baseline versus placebo in total abscess and inflammatory nodule (AN) count, the primary endpoint of the study. The overall safety profile of ruxolitinib cream was consistent with previous data, and no new safety signals were observed. Two additional Phase 3 trials evaluating Opzelura in prurigo nodularis are currently enrolling patients.
Povorcitinib (formerly INCB54707) is currently being evaluated in patients with HS, a chronic skin condition where lesions develop as a result of inflammation and infection of the sweat glands. A Phase 2 study evaluating the efficacy and safety of povorcitinib in adult patients with HS met its primary endpoint, demonstrating significantly greater decreases in abscess and inflammatory nodule count versus placebo at Week 16. At the 12th Conference of the European Hidradenitis Suppurativa Foundation (EHSF) 2023, updated Week 52 results were presented, which showed that longer-term treatment with povorcitinib 75mg resulted in sustained and durable efficacy across all treatment arms. Two Phase 3 trials (STOP-HS1 and STOP-HS2) evaluating povorcitinib in moderate to severe HS are ongoing. At the American Academy of Dermatology Conference 2024, we presented positive Phase 2 results for povorcitinib in prurigo nodularis showing once-daily povorcitinib had a meaningful and early impact on itch. These Phase 2 study results suggest povorcitinib is a promising, novel potential treatment for PN and plans are underway to move into a Phase 3 trial this year.
Proxy Statement 2024 | 5

Performance Highlights
Other Hematology and Oncology
In March 2023, Zynyz® (retifanlimab-dlwr), a humanized monoclonal antibody targeting program death receptor-1 (PD-1), was approved by the FDA for the treatment of adults with metastatic or recurrent locally advanced Merkel cell carcinoma (MCC).The Biologics License Application (BLA) for Zynyz in MCC was approved under accelerated approval based on tumor response rate and duration of response (DOR). MCC is a rare and aggressive type of skin cancer that affects less than 1 per 100,000 people in the U.S.
In January 2024, Incyte disclosed promising early clinical efficacy data for INCB123667, a potent and selective inhibitor of CDK2, demonstrating its potential use as monotherapy or combination therapy for late-stage cancers. In a Phase 1 study of INCB123667, early clinical activity was observed with several patients with amplified/overexpression of CCNE1, a cell cycle regulator and potential predictive biomarker, achieving partial response (PR). Tumor shrinkage was observed across multiple tumor types, including CCNE+ patients with ovarian cancer. The safety profile of INCB123667 seen during this study aligns with the mechanism of action.
Additionally, in 2024, we entered into an asset purchase agreement with MorphoSys, giving us exclusive global rights for tafasitamab, marketed as Monjuvi® and Minjuvi®. This acquisition provides a number of significant benefits to Incyte. First, going forward, we will now record all revenues from Monjuvi in the U.S., while eliminating MorphoSys’ share of the royalties outside of the U.S. and all future milestones to MorphoSys. Second, we expect to realize significant operating efficiencies and cost synergies in U.S. commercialization and in global development by removing redundant positions and external expenses. We expect this transaction will increase Incyte’s revenue in 2024, with a limited impact on operating income.
Discovery Capabilities
Our approach to drug discovery, driven by our core competencies in medicinal chemistry and cellular and translational biology, has enabled us to bring forth numerous drug candidates into clinical development and through regulatory approval. We have established a focused set of drug discovery capabilities in-house, including target validation, high-throughput screening, medicinal chemistry, computational chemistry, pharmacological and translational sciences, ADME (absorption, distribution, metabolism and excretion) and toxicology assessment. We augment these capabilities through a network of collaborations with academic partners and contract research organizations with relevant expertise. In addition to our established small molecules expertise, we have expanded our drug discovery capabilities to include monoclonal antibody discovery in-house and access to bi-specific antibody discovery capabilities.
Our discovery process is target- and pathway-centric and leverages cross-program knowledge to identify and prosecute novel points of synergy, and our areas of focus are primarily in oncology and inflammation and autoimmunity.
Clinical Development Pipeline
Our pipeline is broad and diverse, spanning across multiple mechanisms of action and diseases, all with the same goal of developing therapies that help to address unmet needs of patients and to ultimately be able to make a meaningful difference in the lives of patients and their caregivers.
The chart below highlights some of our clinical programs across each of our therapeutic areas as we continue to prioritize investment in research and development in areas where there is a significant unmet medical need. We believe that our clinical pipeline has the ability to deliver transformative therapies to patients across multiple programs and provides the opportunity for up to 10 high impact launches by 2030.
6 | Proxy Statement 2024

Performance Highlights
Proxy Statement 2024 | 7

Corporate Governance Highlights

Our Board of Directors
					Committee Membership
Name and Primary Occupation	Director Since	Age	Independent	Other Outside Public Boards	Compensation	Audit and Finance	Nominating and Corporate Governance	Science and Technology
Hervé Hoppenot—Chair of the Board President and Chief Executive Officer Incyte Corporation	2014	64		0
Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	57	✓	3
Jean-Jacques Bienaimé Former Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	70	✓	2
Otis W. Brawley, M.D. Bloomberg Distinguished Professor of Oncology and Epidemiology Johns Hopkins University	2021	64	✓	3
Paul J. Clancy Former Executive Vice President and Chief Financial Officer Alexion Pharmaceuticals, Inc.	2015	62	✓	2
Jacqualyn A. Fouse, Ph.D. Former Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	62	✓	1
Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	71	✓	1
Katherine A. High, M.D. Former President, Therapeutics Asklepios Biopharmaceutical, Inc.	2020	72	✓	1
Susanne Schaffert, Ph.D. Former President, Novartis Oncology	2022	57	✓	1*
Committee Chair	Financial Expert	Member

*
Dr. Schaffert has been nominated for election to the supervisory board of Merck KGaA at the annual general meeting of Merck KGaA to be held on April 26, 2024, which is after the printing date for this Proxy Statement.

Board Skills and Experience
Our Board is made up of a diverse group of individuals with various pertinent areas of expertise. Continuous refreshment has led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills and experience to support Incyte in the achievement of our long-term goals.
8 | Proxy Statement 2024

Corporate Governance Highlights
Matrix of Board Nominees
Expertise	Hoppenot	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High	Schaffert
Biopharma Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operational Leadership	✓		✓		✓	✓	✓	✓	✓
International	✓		✓		✓	✓	✓		✓
Drug Discovery, Development & Regulatory	✓		✓	✓			✓	✓
Commercial	✓		✓			✓			✓
Financial	✓	✓	✓		✓	✓
Gender
Male	✓	✓	✓	✓	✓		✓
Female						✓		✓	✓
Additional Information
PhD/MD				✓		✓	✓	✓	✓
Independence		✓	✓	✓	✓	✓	✓	✓	✓

(1)
One member identifies as an underrepresented minority. An underrepresented minority means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaskan Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities.

(2)
One member identifies as LGBTQ+

Board Evaluation and Refreshment
At least annually, the Board assesses its composition, taking into consideration: the knowledge, experience and diverse perspectives of its directors; each individual director’s performance and contributions to the Board and its committees; the other time commitments of directors; and other factors the Board deems appropriate, such as independence, absence of conflicts and lack of any reputational risks. The Board weighs these factors with Incyte’s priorities and needs. Our directors serve one-year terms and all continuing directors are subject to our stockholders’ votes every year.
As our Board has done in the past, when it sees a current or future need, it undertakes a thorough search for new directors. In the past five years we have added four new independent directors, with an emphasis on strengthening the Board’s expertise in the areas of drug discovery, clinical development and global commercialization, given Incyte’s extensive development portfolio across hematology/oncology and dermatology.
Board Diversity
Our Board consists of a diverse group of highly skilled and experienced leaders who bring both different perspectives and areas of expertise, contributing to the overall effectiveness of the Board. Three of our nine Board nominees are women, representing 33% of our Board of Directors. This is in line with the 2022 average among S&P 500 constituents, in which 32% of all Board seats are currently held by women. Three (33%) of our directors were born in Europe, one self-identifies as an underrepresented minority and one self-identifies as LGBTQ+.
Proxy Statement 2024 | 9

Corporate Governance Highlights
10 | Proxy Statement 2024

Stockholder Engagement

Each year, we conduct stockholder outreach to gather direct feedback on our corporate governance, compensation practices and environmental, social and governance (ESG) practices. Since 2018, we have contacted stockholders who represent the top 80% of our shares outstanding.
As a result of our annual stockholder engagement, we have implemented several significant enhancements in our corporate governance, compensation policies, ESG activities and stockholder communication practices. The following changes were made in response to feedback received:
ANNUAL OUTREACH TO STOCKHOLDERS: 80% OF SHARES OUTSTANDING
	Action	Year of Implementation
	Governance
✓	Adopted a proxy access bylaw	2021
✓	Adopted equity ownership guidelines	2016, amended 2021
✓	Adopted a director overboarding policy	2020
	Compensation
✓	Adjusted the executive compensation pay mix to include higher percentages of performance shares	Performance Shares added in 2018; increased % of performance shares in 2020, 2022 and 2023
✓	Established a three-year performance period for performance shares award to our CEO and other U.S.-based executive officers	2020
✓	Redesigned the director compensation program to be based on a set target value instead of fixed share grants	2019
✓	Eliminated special equity grants to the CEO	2019
✓	Added enhanced disclosure on certain items such as goal achievement	2017
	ESG
✓	Added ESG goals to our Annual Incentive Plan	2022
✓	Disclosed ethnic and racial diversity data for U.S. workforce	2021
✓	Enhanced ESG disclosure	2019
Stockholder feedback in 2023 was largely positive, with investors expressing support for the progress Incyte has made in recent years. Our conversations focused on Board refreshment and diversity, executive compensation and ESG. We continue to progress in each of these areas. Beginning with Board refreshment and diversity, the graphic below highlights our improvements in this area as well as improvements related to outside Board commitments.
Proxy Statement 2024 | 11

Stockholder Engagement

1.
Average number of outside public board commitments.

Changes to our executive compensation structure have also been well received. We believe that our current compensation structure, as described in more detail in subsequent pages of this Proxy Statement, strikes the right balance of motivation and retention for our executives. The graphic below shows the evolution of our executive compensation structure over the last several years.

1.
Note that stock options and RSUs vest over 4 years while performance shares cliff vest after 3 years.

2.
The 2024 equity award mix for our CEO will consist of 60% performance shares, 20% RSUs and 20% stock options.

12 | Proxy Statement 2024

Executive Compensation Highlights

We have made significant progress in ensuring that our executive compensation reflects our performance. Stockholder feedback has been a key driver of the evolution of our compensation structure.
Below is a comprehensive list of our compensation policies and policy enhancements made in our continuing effort to be responsive to issues discussed during our stockholder outreach and to address advice provided by stockholder advisory firms.
What We Do
✓ We pay for performance, including having a total stockholder return (TSR) component for 2023 performance shares and will have 2024 performance shares based wholly on TSR	✓ We have a compensation clawback policy

✓
For 2023, 50% of executives’ target equity award value was in the form of performance shares and for 2024, 60% of our CEO’s and 50% of our other executives’ target equity award value will be in the form of performance shares

✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation
✓ Performance shares have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place
✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors
✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote
✓ Stock Options and RSU award have a minimum vesting period of 12 months with a vesting period over 4 years	✓ We engage proactively with our stockholders throughout the year
✓ Performance share awards cliff vest after 3 years	✓ We require executives to plan any stock trading in advance through the use of 10b5-1 plans
What We Don’t Do
✗ We do not reprice stock options	✗ We do not provide golden parachute excise tax gross-ups
✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide excessive perquisites for executives
Executive compensation at Incyte comprises both salary and an annual cash bonus opportunity, as well as a long-term equity compensation program that is allocated among performance shares, restricted stock units (RSUs) and stock options.
In early 2023, the Compensation Committee considered the result of the stockholder advisory vote, direct feedback from investors and market-driven data guidance from the Committee’s independent compensation consultant, Compensia, and decided to make the following adjustments for 2023:
•
The equity mix for U.S.-based executives was changed from equal proportions of the total grant date target dollar value awarded to 50% performance shares, 30% stock options and 20% RSUs. For 2024, the Compensation Committee has determined that our CEO will receive 60% of his total grant date target value in the form of performance shares, 20% in the form of stock options and 20% in the form of RSUs, and our other U.S.-based executive officers’ annual equity award mix will remain the same as that for 2023.

Proxy Statement 2024 | 13

Executive Compensation Highlights
•
The 2023 equity awards total grant date target dollar values were unchanged from the 2022 target dollar values.

CEO Compensation versus Peers
The compensation of our CEO is in line with our peer group’s compensation as disclosed in 2023 proxy reports, with Mr. Hoppenot’s at-risk compensation percentage being consistent with the peer group’s mix.
CEO AT-RISK COMPENSATION IS AT PAR WITH PEER GROUP

CEO
8%
9%
83%
83%
LONG TERM
92%
PERFORMANCE BASED
PEER
8%
8%
84%
84%
LONG TERM
92%
PERFORMANCE BASED
SALARY
ANNUAL CASH BONUS
LTI- EQUITY AWARDS

Median peer CEO compensation reflects 2022 compensation from the 2023 proxies or subsequent SEC filings of the peer group.
14 | Proxy Statement 2024

Global Responsibility

Here at Incyte, we are committed to operating responsibly. What began over 20 years ago as a mission to help patients in need has now expanded to touch all areas of our business. We want to be sure that we are a sustainable business, not just focused on generating revenues. To define and focus our efforts, we have divided our corporate responsibility efforts into 5 main pillars spanning patients, community, team, environment, and governance and risk management:

We seek to discover and develop new therapies for patients in need.
We strive to give back to the communities in which we live and work.
PATIENTS
COMMUNITY
GLOBAL RESPONSIBILITY
Incyte
EXPECT MORE
GOVERNANCE & RISK MANAGEMENT
TEAM
ENVIRONMENT
We operate with a high standard of business excellence and ethics.
Our success is made possible by attracting and retaining a diverse and talented team.
We aim to minimize our impact on our planet.

Incyte’s CEO and Executive Team drive our Global Responsibility initiatives, and our Board of Directors has oversight over our Global Responsibility objectives.
For the most up to date Environmental, Social and Governance information, please visit www.incyte.com/responsibility. Please note that the information provided on our website is not part of this Proxy Statement.
Based on feedback from you, our stakeholders, we have summarized some of our Global Responsibility efforts below.
Proxy Statement 2024 | 15

Global Responsibility
Human Capital Management
We believe that our employees are one of our greatest assets, and we strive to ensure that they are fulfilled and valued at work. We make continuous improvements to our employee support programs, focusing on employees’ development and well-being:
Area of Focus	Progress in 2023
Professional Development
✓
Launched LinkedIn Learning globally for all employees.

✓
Expanded our continuing education through the University of Delaware’s Pocket MBA program, and added a pathway for participants to transition to the full University of Delaware MBA program.

Compensation, Benefits, & Wellness
✓
Enhanced support for employees and their families in the U.S., expanding fertility and family building benefits, and adding adoption/surrogacy reimbursement

✓
Continued to support employee health by not requiring employees to use PTO when sick

Recognition

We were excited to be named as a top five biopharma employer for the 6th consecutive year based on Science magazine’s annual survey.
Incyte was recognized specifically for:
✓
treating employees with respect

✓
being socially responsible

✓
having loyal employees

In 2023, we were recognized several times by Newsweek:
✓
#21 on Newsweek’s inaugural Top 100 Global Most Loved Workplaces list

✓
#23 on Newsweek’s America’s Most Loved Workplaces list - up nearly 40 spots from 2022

✓
One of America’s Greenest Companies

16 | Proxy Statement 2024

Global Responsibility
Diversity
Part of valuing our employees is valuing the diverse abilities, experiences, perspectives and backgrounds within our workforce. These differences help us to operate at our best, allowing us to better serve patients in need.
Gender Diversity
As of December 31, 2023, 52% of our global workforce identified as women. 41% of our global leadership positions were filled by employees who identified as women, and women filled 31% of positions on our Executive Team.

1.
Includes positions of Director and above.

Ethnic and Racial Diversity (U.S.)

As of December 31, 2023, 36% of our U.S. workforce self-reported as non-white, a 1% increase from 2022. This is similar to the 2020 United States Census data for the State of Delaware, the location of our global headquarters (approximately 41%2 non-white).
In 2022 we disclosed our full EEO-1 report for the first time, and continue to publish our EEO-1 reports on our website when available. We do not collect racial diversity data outside of the U.S., given various privacy strictures.
We seek to recruit from the most diverse talent pool possible for all jobs across our organization. To strengthen this commitment, we have set annual ESG goals tied to compensation; in 2022 and 2023, we set and achieved goals to increase the representation of Black and Hispanic candidates in the candidate pool for U.S. jobs. In 2024, we have a goal to increase the percentage of Black and Hispanic job applicants that move into the interview stage in the hiring process.

Racial and Ethnic Diversity of Incyte's U.S. Workforce

Non-White
36%
White, 64%
Asian, 24%
Black/African American, 6%
Hispanic/Latino, 4%
2+ Races, 1%

Note totals may not add due to rounding

2.
Statistic calculated using the Census Bureau’s interactive data visualization tool, subtracting Delaware’s 2020 “White alone, not Hispanic or Latino” population from the total population of Delaware.

Proxy Statement 2024 | 17

Global Responsibility
Executive Management Team Diversity
We value diversity in all levels of our organization, including our Executive Team (“ET”). Our ET is a diverse group of individuals with a broad range of experiences and backgrounds which we believe is conducive to innovation and creating an inclusive culture.
As of December 31, 2023, women filled 31% of positions on our ET and 18%3 of our ET was ethnically or racially diverse. Nine of the thirteen ET members were born outside of the U.S.

3.
Two of our 13 ET members were located outside of the U.S., and therefore are not included in ethnic/racial diversity statistics.

U.S. Diversity and Inclusion Committee
To further our commitment to an inclusive culture and increase representation and opportunities for underrepresented groups, we created our U.S. Inclusion Committee. This Committee is co-chaired by our CEO and Head of Human Resources and since its inception is making progress in 5 key areas:

HIRE

Focus: Identify sources of recruitment for underrepresented candidates.

Progress: We actively participate in the Scientific Mentoring & Diversity Program (SMDP) mentoring program, offer a co-op program for Black and Hispanic students, and have increased our presence at job fairs focused on underrepresented candidates. In 2023, 80% of open U.S. positions had at least one Black or Hispanic candidate, exceeding our goal.

DEVELOP & RETAIN

Focus: Provide development opportunities to maintain our diverse workforce.

Progress: We held focus groups with our CEO and Head of HR to identify and address barriers for underrepresented populations within our workforce and are piloting a Reverse Diverse Mentoring program in 2024 to increase understanding of these challenges across the organization.

AWARENESS

Focus: Promote awareness and understanding of diversity and inclusion.

Progress: We maintain an intranet page and present at 50% of our Global Town Halls to make our Inclusion efforts more visible and accessible for all employees. U.S. managers also take annual training on their responsibilities in the hiring process as it applies to the Affirmative Action Plan.

CLINICAL TRIAL DIVERSITY

Focus: Ensure diverse communities are appropriately represented in Incyte clinical trials.

Progress: We rolled out comprehensive clinical trial diversity training within the organization. We also implemented changes such as standardizing our approach to diversity planning and increasing support services to reduce barriers to participation.

SUPPLIER DIVERSITY

Focus: Partner with suppliers to promote inclusion and diversity in our strategic sourcing practices.

Progress: We are a corporate sponsor for several organizations focused on increasing the representation of diverse vendors. We also have an external Supplier Website to make our Strategic Sourcing team more accessible to vendors, allowing Strategic Sourcing to connect directly with diverse businesses.

18 | Proxy Statement 2024

Global Responsibility
While we’ve made progress, we recognize that we need to continue to focus on our inclusion efforts.
Minimizing our Environmental Impact
To Incyte, being a sustainable business also means doing our part to reduce our environmental impact. We continue working to decrease emissions and increase transparency around our environmental footprint for both our leased and owned facilities.
Incyte owns buildings at our global headquarters in Wilmington, Delaware, USA and a biologics manufacturing site in Yverdon-les-Bains, Switzerland.
•
Our global headquarters opened in 2014, with one existing building that we renovated into laboratory and office space. Since then, we have built two additional buildings at our headquarters; one office building that opened in 2017 and one office and laboratory building that opened in January 2022. Both new buildings achieved three out of four Green Globes from the Green Building Initiative, which evaluates buildings for their environmental performance, health and wellness for building occupants, and resilience. Additionally, our headquarters is 100% landfill free and, since January 2021, has used 100% renewable energy through the purchase of renewable energy certificates to further reduce our emissions.

•
Incyte built a biologics manufacturing site, which opened in 2021. It has several environmentally-conscious features, including energy recovery and solar panels, and the rest of the plant’s electricity is 100% sourced from hydroelectric power.

We also look to reduce the environmental impact of our leased facilities. For example, our leased offices in the U.S. are 100% landfill free. In addition, our EU Headquarters in Morges, Switzerland, has the Swiss Label Minergie P for energy efficiency and construction quality, and is powered by 100% renewable electricity.
Global Responsibility Goals
In 2021, we set four corporate targets we aimed to achieve by 2025. Over the past three years, we have made continued progress towards achieving these goals:

The TCFD (Task Force on Climate-related Financial Disclosures) has developed recommendations for voluntary, consistent climate-related financial risk disclosures for use by companies in providing information to investors, lenders, insurers, and other stakeholders. Despite the disbanding of TCFD, we continue to reference TCFD for consistency with our published goals.
1.
Achieve operational carbon neutrality by 2025. Our key environmental target is to be operationally carbon neutral by 2025 through a combination of absolute emission reductions and offsets. We focus on green building certifications, building improvements, and renewable energy to continue to reduce our Scope 1 and 2 emissions, and from 2019 through 2022 we have offset our calculated Scope 1 and 2 emissions by investing in carbon credits to achieve neutrality.

Proxy Statement 2024 | 19

Global Responsibility
2.
Receive Green Globes Certification for newly constructed building at U.S. Headquarters. After our headquarters building 1815 was completed, we worked with the Green Building Initiative and were the first building to be certified in the GBI Existing Buildings 2021 pilot program. Building 1815 received three out of four Green Globes.

3.
Report under TCFD Framework by 2023. We reported in alignment with the TCFD framework for the first time in our 2022 Global Responsibility Report. We plan to build on this disclosure in the coming years.

4.
Complete transition of Field Fleet to hybrid and electric vehicles by 2025. Although we experienced delays due to the COVID-19 pandemic and vehicle availability, we are making progress towards this goal.

In 2022, for the first time, we tied ESG performance to compensation, and continue to set new goals annually. In 2023, our employees worked hard to progress and ultimately achieve our goals:
2023 Goal	Achievements
Achieve a minimum rate of 75% of open positions in the U.S. having at least one diverse (Black or Hispanic) applicant	✓ We exceeded this goal, achieving a rate of 80% of open positions having at least one diverse applicant.
At least 15% of global employees participate in community volunteer activities through the use of the employee volunteer day	✓ We proudly surpassed this goal in 2023, with 34% of global employees embracing the opportunity to volunteer in their local communities.
Develop a global emissions reduction and mitigation plan to achieve our corporate operational neutrality goal by 2025	✓ We achieved this goal, developing a plan to not only meet our 2025 goal, but to help chart our course beyond 2025.
Our 2024 ESG goals tied to compensation are related to:
•
Increasing the percentage of Black and Hispanic job applicants that progress to the initial interview stage

•
Increasing LinkedIn Learning engagement globally

•
Reducing water consumption at our U.S. buildings

•
Decreasing our paper usage globally

By tying annual ESG targets to compensation, we aim to incentivize all employees and our Executive Team to contribute to meaningful progress and reinforce the importance of sustainability at Incyte.
20 | Proxy Statement 2024

2024 Proposals

PROPOSAL 1
Election of Directors

The Board proposes the election of nine directors of our Company to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.
Director Nominees
Names of the nominees and certain biographical information about them are set forth below:
Hervé Hoppenot	CHAIR OF THE BOARD Age: 64	COMMITTEES: • None	DIRECTOR SINCE: 2014
BACKGROUND:
Mr. Hoppenot joined Incyte as President and Chief Executive Officer and a Director in January 2014, and was appointed Chair of the Board in May 2015. Mr. Hoppenot served as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Executive Vice President, Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation and from 2003 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various increasingly senior roles at Aventis S.A. (formerly Rhône Poulenc S.A.), a pharmaceutical company, including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003 and Vice President US Oncology Operations of Rhone Poulenc Rorer Pharmaceuticals, Inc. from 1998 to 2000.
QUALIFICATIONS:
The Board has concluded that Hervé Hoppenot should serve on the Board because he has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.
OTHER PUBLIC COMPANY BOARDS:

Current None		Past 5 Years Cellectis S.A. (2017-2023)
Proxy Statement 2024 | 21

PROPOSAL 1 Election of Directors
Julian C. Baker	LEAD INDEPENDENT DIRECTOR Age: 57	COMMITTEES: • Nominating and Corporate Governance (Chair) • Compensation	DIRECTOR SINCE: 2001
BACKGROUND:
Mr. Baker is a Managing Member of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Baker Bros. Advisors LP is a biotechnology-focused investment advisor to fund partnerships whose investors are primarily endowments and foundations. Mr. Baker’s career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation.
QUALIFICATIONS:
The Board has concluded that Julian C. Baker should serve on the Board because he is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current ACADIA Pharmaceuticals Inc. Madrigal Pharmaceuticals, Inc. Prelude Therapeutics Incorporated		Past 5 Years Genomic Health, Inc. (2001-2019)
Jean-Jacques Bienaimé	INDEPENDENT DIRECTOR Age: 70	COMMITTEES: • Compensation (Chair) • Nominating and Corporate Governance	DIRECTOR SINCE: 2015
BACKGROUND:
Mr. Bienaimé served as Chief Executive Officer of BioMarin Pharmaceutical Inc., a biopharmaceutical company, from May 2005 until his retirement in November 2023. Mr. Bienaimé has been a member of the board of directors of BioMarin since 2005 and served as Chair from 2015-2023. He continues to serve as a member of the board of directors and as a consultant to BioMarin. From November 2002 to April 2005, Mr. Bienaimé served as Chair, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chair, President and Chief Executive Officer of SangStat Medical Corporation, an immunology focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône Poulenc Rorer Pharmaceuticals (now known as Sanofi Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is also a director of the Biotechnology Innovation Organization.
QUALIFICATIONS:
The Board has concluded that Jean-Jacques Bienaimé should serve on the Board because he has significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings significant experience as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current BioMarin Pharmaceutical Inc. Immunome, Inc.		Past 5 Years None
22 | Proxy Statement 2024

PROPOSAL 1 Election of Directors
Otis W. Brawley, M.D.	INDEPENDENT DIRECTOR Age: 64	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2021
BACKGROUND:
Dr. Brawley has served as a Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since January 2019. From April 2007 to December 2018, Dr. Brawley served as the Chief Medical and Scientific Officer of the American Cancer Society. From January 2002 to August 2007, Dr. Brawley was director of the Georgia Cancer Center at Grady Memorial Hospital. From April 2001 to December 2018, Dr. Brawley served as Professor of hematology, oncology, medicine and epidemiology at Emory University. Prior to joining Emory University, Dr. Brawley was an assistant director and senior investigator at the National Cancer Institute and an internist and oncologist at the National Institutes of Health Clinical Center and Bethesda Naval Hospital.
QUALIFICATIONS:
The Board has concluded that Otis W. Brawley should serve on the Board because he has significant medical and scientific leadership experience. Dr. Brawley’s medical and academic background in oncology and hematology, together with his medical, scientific and public health leadership experience, are expected to assist the Board in its oversight role over our drug discovery and development efforts and to provide the Board with relevant insight into healthcare delivery. In addition, Dr. Brawley has experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current Agilent Technologies, Inc. Lyell Immunopharma, Inc. PDS Biotechnology Corporation		Past 5 Years None
Paul J. Clancy	INDEPENDENT DIRECTOR Age: 62	COMMITTEES: • Audit and Finance (Chair) • Compensation	DIRECTOR SINCE: 2015
BACKGROUND:
Mr. Clancy has more than 30 years of experience in financial management and strategic business planning, and served as a senior advisor from October 2019 until July 2020 to, and as the Executive Vice President and Chief Financial Officer from July 2017 through October 2019 of, Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biopharmaceutical company, from August 2007 until June 2017. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial, strategy and general management positions.
QUALIFICATIONS:
The Board has concluded that Paul J. Clancy should serve on the Board because he has significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of a publicly held biotechnology company, and his breadth and depth of financial experience position him well to serve as Chair of the Audit and Finance Committee of the Board.
OTHER PUBLIC COMPANY BOARDS:

Current Exact Sciences Corporation Xilio Therapeutics, Inc.		Past 5 Years Agios Pharmaceuticals, Inc. (2013-2023)
Proxy Statement 2024 | 23

PROPOSAL 1 Election of Directors
Jacqualyn A. Fouse, Ph.D.	INDEPENDENT DIRECTOR Age: 62	COMMITTEES: • Audit and Finance • Nominating and Corporate Governance	DIRECTOR SINCE: 2017
BACKGROUND:
Dr. Fouse served as Chief Executive Officer of Agios Pharmaceuticals, Inc., a biopharmaceutical company, from February 2019 until August 2022. She became Chair of the Agios Board of Directors in August 2022 and retired as CEO. Prior to Agios, she served as Executive Chair of Dermavant Sciences, a biopharmaceutical company, from July 2017 to September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon, she held a variety of senior leadership roles with international companies in Europe, including Swissair and Nestle.
QUALIFICATIONS:
The Board has concluded that Jacqualyn A. Fouse should serve on the Board because she has significant executive leadership, corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios and previously at Dermavant Sciences and Celgene, as well as her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.
OTHER PUBLIC COMPANY BOARDS:

Current Agios Pharmaceuticals, Inc.		Past 5 Years Dick’s Sporting Goods, Inc. (2010-2020)
Edmund P. Harrigan, M.D.	INDEPENDENT DIRECTOR Age: 71	COMMITTEES: • Science and Technology (Chair) • Audit and Finance	DIRECTOR SINCE: 2019
BACKGROUND:
Dr. Harrigan joined the Board in December 2019. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 until his retirement in 2015. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Previously, Dr. Harrigan served in senior leadership positions at Karuna Pharmaceuticals, Inc., Sepracor Inc., and Neurogen Corporation. Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years.
QUALIFICATIONS:
The Board has concluded that Edmund P. Harrigan should serve on the Board because he has significant executive leadership experience in the pharmaceutical and biotechnology industry, including experience in drug discovery and development, regulatory affairs and business development. Dr. Harrigan also brings substantial medical and scientific experience to the Board. In addition, Dr. Harrigan has significant experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current ACADIA Pharmaceuticals, Inc.		Past 5 Years Bellicum Pharmaceuticals, Inc. (2018-2019) Karuna Therapeutics, Inc. (2011-2020) PhaseBio Pharmaceuticals, Inc. (2018-2023)
24 | Proxy Statement 2024

PROPOSAL 1 Election of Directors
Katherine A. High, M.D.	INDEPENDENT DIRECTOR Age: 72	COMMITTEES: • Science and Technology	DIRECTOR SINCE: 2020
BACKGROUND:
Dr. High joined the Board in March 2020. Dr. High served as President, Therapeutics of Asklepios Biopharmaceutical, Inc., a biotechnology and gene therapy company that is a wholly-owned subsidiary of Bayer AG, from January 2021 until Dec 2022. Dr. High served as President of Spark Therapeutics, Inc., a gene therapy company, from September 2014 until February 2020 and as Head of Research and Development of Spark from September 2017 until February 2020. From September 2014 through September 2017, Dr. High served as Chief Scientific Officer of Spark. Prior to serving as President of Spark, Dr. High provided advice to Spark and subsequently served as an independent consultant to Spark from December 2013 to September 2014. From July 1999 through September 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania. From March 2003 through September 2014, Dr. High was an Investigator of the Howard Hughes Medical Institute. Dr. High served as the Director of the Center for Cellular and Molecular Therapeutics at Children’s Hospital of Philadelphia from September 2004 to April 2014. Currently Dr. High is a Visiting Professor at Rockefeller University in New York.
QUALIFICATIONS:
The Board has concluded that Katherine A. High should serve on the Board because she has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts. In addition, Dr. High has experience serving as an executive officer and director of publicly traded life sciences companies.
OTHER PUBLIC COMPANY BOARDS:

Current CRISPR Therapeutics AG		Past 5 Years Spark Therapeutics, Inc. (2014-2019)
Susanne Schaffert, Ph.D.	INDEPENDENT DIRECTOR Age: 57	COMMITTEES: • Compensation • Science and Technology	DIRECTOR SINCE: 2022
BACKGROUND:
Dr. Schaffert joined the Board in October 2022. Dr. Schaffert previously spent 26 years at the pharmaceutical company Novartis AG, where she served in various roles. Most recently, Dr. Schaffert served as President of Novartis Oncology from January 2019 until April 2022. Prior to that role, Dr. Schaffert served from January 2018 to February 2019 as President and Chair of Accelerated Advanced Applications and from December 2012 to January 2018 as General Manager Region Europe, Novartis Oncology. From March 2010 to December 2012, Dr. Schaffert was Global Head of Investor Relations, and before that, Dr. Schaffert served as Global Franchise Head for Immunology and Transplantation. Dr. Schaffert first joined Novartis Germany in 1995 and held a series of positions in sales and marketing with increasing responsibilities in national, regional and global functions.
QUALIFICATIONS:
The Board has concluded that Susanne Schaffert should serve on the Board because she has significant executive leadership experience, across clinical development, marketing and sales, finance and commercialization in the global pharmaceutical and biotechnology industries, with a focus on oncology, immuno-oncology and cell therapy. Her background, together with her experience formerly serving as President of Novartis Oncology, are expected to assist the Board in its oversight role over our clinical development and global commercialization efforts.
OTHER PUBLIC COMPANY BOARDS:

Current* Galapagos NV		Past 5 Years Rubius Therapeutics, Inc. (2022-2023)

*
Dr. Schaffert has been nominated for election to the supervisory board of Merck KGaA at the annual general meeting of Merck KGaA to be held on April 26, 2024, which is after the printing date for this Proxy Statement.

Proxy Statement 2024 | 25

Board Committees

The Board has established four standing committees to assist the Board in discharging its responsibilities: the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees. A current copy of each committee’s charter can be found on our website at http://www.incyte.com under the “Corporate Governance” heading in the “For Investors” portion of our website. The Board has also appointed a Non-Management Equity Award Committee to assist the Compensation Committee in discharging its responsibilities..
The Board will update committee composition as appropriate after the Annual Meeting.
Audit and Finance Committee	COMMITTEE MEMBERS
The Audit and Finance Committee’s responsibilities include:
➤
assisting the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, systems of internal control over financial reporting, auditing, accounting and financial reporting processes, compliance with legal and regulatory requirements, financing and tax strategies, capital allocation, capital structure, and enterprise risk assessment and management practices;

➤
appointing, compensating, evaluating and, when appropriate, replacing our independent registered public accounting firm;

➤
reviewing and pre-approving audit and permissible non-audit services;

➤
reviewing the scope of the annual audit;

➤
monitoring the independent registered public accounting firm’s relationship with the Company;

➤
meeting with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes;

➤
reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to promote adherence to applicable laws and regulations;

➤
overseeing the management of the Company’s enterprise risk assessment and management practices, including with respect to financial, operating, cybersecurity and other information technology, including the periodic review of management’s efforts to identify and mitigate such risks;

➤
overseeing our internal audit function; and

➤
reviewing matters related to the Company’s investment policy, capital allocation strategies, capital structure and tax structure and strategies.

The Board has determined that Mr. Clancy and Dr. Fouse are each qualified as an Audit Committee Financial Expert under the definition outlined by the Securities and Exchange Commission.
No member of our Audit and Finance Committee sits on more than three public company audit committees, including ours.
Paul J. Clancy (Chair) Jacqualyn A. Fouse Edmund P. Harrigan Met 8 times in 2023
26 | Proxy Statement 2024

Board Committees
Compensation Committee	COMMITTEE MEMBERS
The Compensation Committee’s responsibilities include:
➤
assisting the Board in meeting its responsibilities with regard to oversight and determination of executive compensation;

➤
reviewing and making recommendations with respect to major compensation plans, policies and programs of the Company;

➤
developing and monitoring compensation arrangements for our executive officers;

➤
determining compensation for our CEO and other executive officers;

➤
determining stock-based compensation awards for our executive officers;

➤
administering performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”);

➤
reviewing and recommending directors’ compensation to the full Board; and

➤
possessing sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy Susanne Schaffert Met 5 times in 2023
Nominating and Corporate Governance Committee	COMMITTEE MEMBERS
The Nominating and Corporate Governance Committee’s responsibilities include:
➤
identifying qualified individuals to become members of the Board;

➤
determining the composition of the Board and its committees;

➤
monitoring a process to assess Board effectiveness;

➤
recommending nominees to fill vacancies on the Board;

➤
reviewing and making recommendations to the Board with respect to candidates for director proposed by stockholders;

➤
reviewing the composition, functioning and effectiveness of the Board and its committees;

➤
developing and recommending to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board; and

➤
reviewing and making recommendations to the Board regarding the succession plan relating to our CEO and other executive officers

Julian C. Baker (Chair) Jean Jacques Bienaimé Jacqualyn A. Fouse Met 2 times in 2023
Science and Technology Committee	COMMITTEE MEMBERS
The Science and Technology Committee’s responsibilities include:
➤
assisting the Board in its general oversight of the Company’s research and development programs and progress in achieving research and development goals and objectives;

➤
providing strategic advice to the Board and management regarding emerging science and technology issues and trends;

➤
reviewing and assessing the Company’s approaches to acquiring and maintaining technology positions or otherwise investing in research and development programs; and

➤
assisting the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development activities.

Edmund P. Harrigan (Chair) Otis W. Brawley Katherine A. High Susanne Schaffert Met 2 times in 2023
Proxy Statement 2024 | 27

Board Committees
					Committee Membership
Name and Primary Occupation	Director Since	Age	Independent	Other Outside Public Boards	Compensation	Audit and Finance	Nominating and Corporate Governance	Science and Technology
Hervé Hoppenot—Chair of the Board President and Chief Executive Officer Incyte Corporation	2014	64		0
Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	57	✓	3
Jean-Jacques Bienaimé Former Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	70	✓	2
Otis W. Brawley, M.D. Bloomberg Distinguished Professor of Oncology and Epidemiology Johns Hopkins University	2021	64	✓	3
Paul J. Clancy Former Executive Vice President and Chief Financial Officer, Alexion Pharmaceuticals, Inc.	2015	62	✓	2
Jacqualyn A. Fouse, Ph.D. Former Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	62	✓	1
Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	71	✓	1
Katherine A. High, M.D. Former President, Therapeutics Asklepios Biopharmaceutical, Inc..	2020	72	✓	1
Susanne Schaffert, Ph.D. Former President, Novartis Oncology	2022	57	✓	1*
Committee Chair	Financial Expert	Member

*
Dr. Schaffert has been nominated for election to the supervisory board of Merck KGaA at the annual general meeting of Merck KGaA to be held on April 26, 2024, which is after the printing date for this Proxy Statement.

28 | Proxy Statement 2024

Compensation of Directors

Our director compensation program is designed to attract and retain highly qualified directors by ensuring that our director compensation is in line with compensation offered by our peer companies that compete with us for director talent. Compensation reflects the time, effort, expertise and accountability required of active board membership. Directors who are employees of the Company, namely Mr. Hoppenot, do not receive any fees for their service on the Board or any committee. The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews the compensation for our non-employee directors in relation to the peer group used for compensation purposes (as described below under “Compensation Discussion and Analysis”).
Under our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”), the Board may set the total grant date target value of equity awards to our non-employee directors up to a maximum of $500,000. The mix of equity awards for our non-employee directors is 60% stock options and 40% restricted stock unit (RSU) awards. The Compensation Committee, with the assistance of its independent compensation consultant, most recently reviewed the compensation of our non-employee directors in November 2023 and determined not to recommend any change to the compensation for our non-employee directors, including the total grant date target value of non-employee director equity awards that was set by the Board at $400,000 for 2023.
The annual retainers for Board service, committee membership and chair service are set forth below.
Role	Cash Retainer ($)(1)	Total Equity Awards ($)(2)
Lead Independent Director	100,000	400,000
Non-Employee Director	60,000	400,000
Role	Cash Retainer ($)(1)
Chair of Audit and Finance Committee	25,000
Members of Audit and Finance Committee	12,500
Chair of Compensation Committee	25,000
Members of Compensation Committee	10,000
Chair of Nominating and Corporate Governance Committee	18,000
Members of Nominating and Corporate Governance Committee	9,000
Chair of Science and Technology Committee	25,000
Members of Science and Technology Committee	10,000

(1)
Annual cash retainers are payable quarterly. Non-employee directors may elect to receive their retainers and committee fees in the form of restricted shares that vest immediately when the associated quarterly retainer amount is paid.

(2)
Equity awards are 60% stock options and 40% RSU awards, determined in the same manner as with awards to our executive officers, as

Proxy Statement 2024 | 29

Compensation of Directors
described in “Compensation Discussion and Analysis.” The Board has determined that for 2023 and 2024, total grant date target value for equity awards will be $400,000 for all non-employee directors. The exercise price of the options will be equal to the fair market value on the date of grant and have a term of 10 years. Each award will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control.
Cash and equity awards are prorated for such portion of the year that the director serves on the Board. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.
2023 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Julian C. Baker	—	281,907	230,854	512,761
Jean-Jacques Bienaimé	94,000	153,907	230,854	478,761
Otis W. Brawley	70,000	153,907	230,854	454,761
Paul J. Clancy	—	248,907	230,854	479,761
Jacqualyn A. Fouse	81,500	153,907	230,854	466,261
Edmund P. Harrigan	—	251,407	230,854	482,261
Katherine A. High	70,000	153,907	230,854	454,761
Susanne Schaffert	60,000	153,907	230,854	444,761

(1)
Amounts listed in this column represent the sum of the aggregate grant date value of immediately vested restricted share awards issued quarterly at the election of the director in lieu of his or her annual retainer and committee fees and the aggregate grant date fair value of RSU awards granted upon re-election at the 2023 Annual Meeting, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

The following table provides the grant date value of immediately vested restricted share awards issued in lieu of cash retainer and committee fees and the grant date fair value of RSUs shown in the above table:
Name	Value of Restricted Share Awards in lieu of Cash Retainer and Committee Fees ($)	Grant Date Fair Value of RSU Awards ($)
Julian C. Baker	128,000	153,907
Jean-Jacques Bienaimé	—	153,907
Otis W. Brawley	—	153,907
Paul J. Clancy	95,000	153,907
Jacqualyn A. Fouse	—	153,907
Edmund P. Harrigan	97,500	153,907
Katherine A. High	—	153,907
Susanne Schaffert	—	153,907

(2)
Amounts listed in this column represent the aggregate grant date fair value of stock option awards granted upon re-election at the 2023 Annual Meeting, determined in accordance with the ASC 718 for financial reporting purposes. See Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(3)
The following table provides the number of shares of common stock subject to outstanding unvested RSU awards and stock options held at December 31, 2023 for each director who was then serving on the Board.

30 | Proxy Statement 2024

Compensation of Directors
Name	Number of Unvested RSU Awards	Number of Shares Underlying Unexercised Options
Julian C. Baker	2,505	126,414
Jean-Jacques Bienaimé	2,505	141,414
Otis W. Brawley	2,505	26,328
Paul J. Clancy	2,505	141,414
Jacqualyn A. Fouse	2,505	100,164
Edmund P. Harrigan	2,505	43,302
Katherine A. High	2,505	40,227
Susanne Schaffert	2,505	18,045
Proxy Statement 2024 | 31

Corporate Governance

What We Do
✓ Majority voting for directors in uncontested elections	✓ Audit and Finance Committee receives semiannual updates by our Chief Compliance Officer
✓ Strong and active Lead Independent Director, representing one of our largest stockholders	✓ Board and the committees may seek advice from outside advisors
✓ Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors	✓ Pre-clearance by our General Counsel required for trading in our stock by any director, and all executive trading must be through a pre-cleared trading plan

✓
Audit and Finance Committee regularly meets with Ernst & Young LLP, our independent registered public accounting firm, as well as our corporate audit services team—without members of executive management present

✓ Maintain robust Code of Business Conduct and Ethics, Senior Financial Officers’ Code of Ethics and Board of Directors Code of Conduct and Ethics requirements
✓ An independent compensation consultant is engaged by and reports directly to our Compensation Committee	✓ Board members have complete access to management and employees in their discretion
✓ Annual election of directors	✓ High Board and committee attendance
✓ Review and approve corporate strategic plan, including the budget, at least annually	✓ Robust commitment to corporate, environmental and social responsibility
✓ Limits on outside board and audit committee service	✓ Extensive ongoing stockholder outreach, often involving Lead Independent Director
✓ Proxy access bylaw (3% ownership, 3 years, nominees up to 20% of the Board)	✓ Audit and Finance Committee is updated by our cybersecurity team at least twice per year
What We Don’t Do
✗ No staggered or classified Board	✗ No hedging or speculative trading in our stock by directors, executives or other employees
✗ No plurality voting in uncontested Board elections	✗ Board members may not be “overboarded”
Majority Voting Policy
Our Bylaws include a majority voting standard for the election of directors. In order to receive a majority of the votes cast, the number of shares voted “FOR” must exceed the number of votes “AGAINST”; abstentions and broker non-votes do not count as votes cast. Our Bylaws provide that, in an uncontested election, director nominees must receive a majority of the votes cast to be elected to the Board. Our Corporate Governance Guidelines state that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding that director’s resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
32 | Proxy Statement 2024

Corporate Governance
Board Leadership Structure
Our current leadership structure and governing documents permit the roles of Chair and CEO to be filled by the same or different individuals. Where the Chair and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.
The Board values the flexibility to select, from time to time, a leadership structure that it believes is most able to serve our Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chair and CEO is in the best interests of our Company and our stockholders.
Currently the Board believes it is in the best interests of our stockholders to have Hervé Hoppenot, our President and CEO, serve as Chair, coupled with Julian C. Baker—a managing member of the general partner of one of our largest stockholders (Baker Bros. Advisors LP and affiliated entities (the “Baker Funds”) who collectively hold 16.3% of our common stock as of April 15, 2024)—serving as our Lead Independent Director. The Board reviews its leadership structure on an ongoing basis and retains the authority to modify this structure as it deems appropriate.
Focus on Independence.   The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board’s commitment to independence includes:
✓
Annual appointment of a strong Lead Independent Director, who also represents one of our largest stockholders, the Baker Funds, thereby ensuring strong representation of stockholder interests

✓
Robust duties of the Lead Independent Director, which include:

•
presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors

•
serving as liaison between the Chair/CEO and the other independent directors

•
approving information sent to the Board

•
approving meeting agendas for the Board

•
approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•
authority to call meetings and executive sessions of the independent directors

•
being available for consultation with stockholders, when appropriate.

✓
Review, at least annually, of the Company’s strategic plan and the following year’s capital and operating budgets

✓
Annual election of all directors, ensuring accountability to stockholders

✓
Regular executive sessions of the independent, non-management directors—without Mr. Hoppenot—to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items

✓
Requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

✓
Requirement that a majority of the Board be comprised of independent directors, with 89% of the current Board being independent

✓
Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board’s discretion.

Flexibility of the Leadership Structure.   The Board is committed to high standards of corporate governance. The Board values the flexibility to select, from time to time, a leadership structure that is most able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chair and CEO is in the best interest of the Company and of our stockholders.
Proxy Statement 2024 | 33

Corporate Governance
Board Role in Risk Oversight
Our Board is responsible for overseeing the overall risk management process at the Company directly and through its committees. The responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight process. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long term strategic and operational planning, executive evaluation, development and succession planning, regulatory and legal compliance, financial reporting and internal controls, and cybersecurity risks. The Board and its committees consider strategic and operational risks and opportunities and regularly receive reports from executive management regarding specific aspects of risk management, including risks associated with our strategic plan, our capital structure, our research and development activities, our commercial activities, drug pricing and reimbursement, our manufacturing and supply activities, cybersecurity, our ESG program, and our human capital management.
The Audit and Finance Committee has primary responsibility for overseeing our financial processes, compliance with legal and regulatory requirements, and enterprise risk assessment and management practices. The Audit and Finance Committee meets throughout the year and receives regular reports from executive management with respect to, and reviews such risks associated with, our financial and accounting systems, accounting policies, investment strategies, global tax matters, regulatory and ethics compliance, ESG strategy and reporting, and information systems and technology, including cybersecurity risks and readiness. We have a Chief Compliance Officer, who regularly provides the Audit and Finance Committee with information and briefings about current and emerging compliance risks and regulatory, enforcement and other external factors that may affect our business operations, risk management or strategy. The Audit and Finance Committee also receives information and briefings from the head of our internal audit team, as well as representatives of our independent registered public accounting firm. The Audit and Finance Committee meets regularly with our independent registered public accounting firm and periodically with our Chief Compliance Officer and the head of our internal audit team in executive session without the presence of other members of management.
The Compensation Committee evaluates our compensation policies and practices to help ensure that these policies and practices (1) do not incentivize employees to take unnecessary or excessive risks that could have a material adverse effect on our Company and (2) provide appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. The Compensation Committee also considers risks relating to our human capital management. The Nominating and Corporate Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters. The Science and Technology Committee reviews and evaluates our risks associated with our research and discovery programs and strategies.
Each Board committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with our executive management on many core subjects, including strategy, operations, finance, drug pricing and reimbursement, and legal and public policy matters, in which risk oversight is an inherent element. The Board believes the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of our risk management because it allows the Board, with leadership from our Lead Independent Director and working through its committees, which are all composed of independent directors, to proactively participate in the oversight of our management’s actions.
Director Independence
In 2023, our Board determined that each individual who served as a member of the Board in 2023 except for Mr. Hoppenot, was an “independent director” within the meaning of Rule 5605 of The Nasdaq Stock Market.
Mr. Hoppenot is not considered independent as he is currently employed as our CEO. For all other directors, the Board considers their relationship and transactions with our Company as directors and security holders of our Company.
All of the nominees are current members of the Board.
34 | Proxy Statement 2024

Corporate Governance
Board Evaluation and Refreshment
At least annually, the Board assesses its composition, taking into consideration: the knowledge, experience and diverse perspectives of its directors; each individual director’s performance and contributions to the Board and its committees; the other time commitments of directors; and other factors the Board deems appropriate, such as independence, absence of conflicts and lack of any reputational risks. The Board weighs these factors with Incyte’s priorities and needs. Our directors serve one-year terms, and all continuing directors are subject to our stockholders’ votes every year.
As our Board has done in the past, when it sees a current or future need, it undertakes a thorough search for new directors. In the past five years we have added four new independent directors, with an emphasis on strengthening the Board’s expertise in the areas of drug discovery, clinical development and global commercialization, given Incyte’s extensive development portfolio across hematology/oncology and dermatology.
We believe our Board represents a diverse group of individuals that bring various skills and experience. Our Board’s continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.
Matrix of Board Nominees
Expertise	Hoppenot	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High	Schaffert
Biopharma Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operational Leadership	✓		✓		✓	✓	✓	✓	✓
International	✓		✓		✓	✓	✓		✓
Drug Discovery, Development & Regulatory	✓		✓	✓			✓	✓
Commercial	✓		✓			✓			✓
Financial	✓	✓	✓		✓	✓
Gender
Male	✓	✓	✓	✓	✓		✓
Female						✓		✓	✓
Additional Information
PhD/MD				✓		✓	✓	✓	✓
Independence		✓	✓	✓	✓	✓	✓	✓	✓

(1)
One member identifies as an underrepresented minority. An underrepresented minority means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaskan Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities.

(2)
One member identifies as LGBTQ+

We believe having a diverse group of directors with different experiences and skills as well as broad representation benefits the interests of all Incyte stakeholders. Three of our nine Board nominees are women, representing 33% of our Board of Directors. This compares well with the 2023 average among S&P 500 constituents, in which 33% of all Board seats are currently taken by women. Three (33%) of our directors were born in Europe, one self-identifies as an underrepresented minority and one self-identifies as LGBTQ+.
Proxy Statement 2024 | 35

Corporate Governance
Overboarding Policy
The Board of Directors recognizes that in order to be effective, each director must be fully engaged. Our Overboarding Policy states that no new director who is a sitting CEO of another public company shall sit on more than one public company board in addition to his or her own board and no new outside director who is not a sitting CEO of another public company may sit on more than four public company boards in total.
In addition, current directors who sit on less than the maximum number of public company boards may not exceed the maximum amount.
All of our Board nominees are currently compliant with this policy.
Hoppenot2	Baker	Bienaimé	Brawley	Clancy	Fouse	Harrigan	High	Schaffert3
1	4	3	4	3	2	2	2	2

(1)
Total board commitments includes Incyte

(2)
Sitting CEO

(3)
Dr. Schaffert has been nominated for election to the supervisory board of Merck KGaA at the annual general meeting of Merck KGaA to be held on April 26, 2024, which is after the printing date for this Proxy Statement.

36 | Proxy Statement 2024

Corporate Governance
Director Nominations
The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Board has an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.
The Nominating and Corporate Governance Committee seeks candidates who have substantive knowledge of our business and industry, diverse experiences, proven leadership, sound judgment and integrity and who can act on behalf of all stockholders. In addition, directors need to be able to foster a respectful environment in which they listen to one another and can hold constructive discussions. The Nominating and Corporate Governance Committee believes that nominees for director should have operational and leadership experience as well as drug discovery, clinical development, regulatory, commercial and/or financial experience that may be useful to the Company and the Board. Additionally, prospective directors must demonstrate high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out their duties as directors. The Board and the Nominating and Corporate Governance Committee also consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees—to that end, we are proud to have 33% gender diversity among the nominees for election to our Board, in addition to the diverse set of skills and experience the Board collectively represents.
The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee believes it is appropriate for certain key members of our management—currently, our CEO—to participate as members of the Board.
Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.
A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Our Bylaws permit stockholders to nominate individuals for election to the Board (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws.
Our proxy access bylaw permits an eligible stockholder, or group of up to 20 eligible stockholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements
Proxy Statement 2024 | 37

Corporate Governance
specified in our Bylaws (“Proxy Access”). To nominate a director candidate pursuant to Proxy Access, all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws must be complied with. To nominate a director candidate for election to the Board at our 2025 Annual Meeting of Stockholders pursuant to Proxy Access, a fully compliant nomination notice must be received by us no earlier than November 30, 2024 and no later than December 30, 2024. However, in the event that the 2025 Annual Meeting is called for a date that is earlier than May 13, 2025 or later than August 11, 2025, the nomination notice, to be timely, must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 180th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date.
For a nomination of an individual for election to the Board without being included in our proxy materials, our Bylaws provide that, to be timely, our Secretary must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, to nominate a director candidate for election to the Board at our 2025 Annual Meeting other than through Proxy Access, a fully compliant nomination notice must be received by us no later than March 14, 2025 and no earlier than February 12, 2025. However, in the event that the 2025 Annual Meeting is called for a date that is earlier than May 13, 2025 or later than August 11, 2025, to be timely, notice by the stockholder for the nomination of a director candidate other than through Proxy Access must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. Any notice of director nomination submitted to us other than through Proxy Access must include the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You can obtain a copy of the full text of the Bylaw provisions by writing to the Company’s Secretary at the above address.
Board Meetings
The Board held eight meetings during 2023—four regularly scheduled meetings and four other meetings. All directors attended all four regularly scheduled meetings held by the Board. Overall, no director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which they served during 2023.
The independent directors regularly meet in executive sessions without the participation of our CEO or other members of management.
We do not have a policy that requires the attendance of directors at the Annual Meeting.
Corporate Governance Guidelines
The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board. These Guidelines can be found on our website at http://www.incyte.com under the “Corporate Governance” heading in the “For Investors” portion of our website.
The Corporate Governance Guidelines provide, among other things, that:
•
a majority of the directors must be independent;

38 | Proxy Statement 2024

Corporate Governance
•
if the Chair of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties are described in detail above under “Corporate Governance—Board Leadership Structure and Board Role in Risk Oversight” on pages 33-34;

•
directors should offer to resign from the Board if they experience a change in their principal occupation;

•
directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;

•
the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

•
the Board and its committees may seek advice from outside advisors as appropriate;

•
the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

•
the Nominating and Corporate Governance Committee periodically reviews the composition, functioning, skills, diversity, tenure and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Leadership Succession Planning
Our executive management team assesses its needs for succession planning at least annually. Incyte maintains a flat organizational structure, and hence Mr. Hoppenot has full exposure to the leaders of each function as well as key individuals within those functions; others in the executive management team are also in a position to provide additional insight and context. Should a need arise for succession planning in the executive management team, both internal and external candidates are considered on merit and on Incyte’s current and future goals. Regular succession planning updates are provided to the Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director, and reported to the full Board by the Nominating and Corporate Governance Committee chair.
Communications with the Board
If you wish to communicate with the Board, you may send your communication in writing to:
Secretary
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.
The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.
Certain Relationships and Related Transactions
Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, Ethics and Board Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit and Finance Committee or another independent body of the Board.
Proxy Statement 2024 | 39

PROPOSAL 2
Advisory Vote to Approve Executive Compensation

This Proposal 2, commonly known as a ‘say-on-pay’ proposal, provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2022 compensation of our named executive officers.
Each year since 2011, we have sought, and received, approval for our executive compensation program. In addition, in 2011, 2017 and again in 2023, we sought, and received, approval to hold a ‘say-on-pay’ vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Proposal 2 gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we again will ask our stockholders to vote for the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
40 | Proxy Statement 2024

Executive Compensation

2023 Financial Performance
Incyte has consistently demonstrated strong financial execution over the past several years and in 2023, delivered another year of double-digit growth (+14%) in total product and royalty revenues to $3.7 billion. Incyte achieved a symbolic milestone in the fourth quarter with total product and royalty revenues reaching $1.0 billion for the first time. The success seen in 2023 was driven by the continued growth of Jakafi and the continued launch of Opzelura in atopic dermatitis and vitiligo.
Revenues of Jakafi (ruxolitinib), our largest product by net sales, grew 8% to reach $2.6 billion for the year, with growth coming from the approved indications in myelofibrosis, polycythemia vera and acute and chronic graft-versus-host disease (GVHD).
Opzelura (ruxolitinib) cream net revenues were $338 million in 2023, growing 162% versus the prior year, driven by growth in patient demand, refills and expansion in payer coverage as the launch in atopic dermatitis and vitiligo continued.
Total royalty revenues, which are primarily comprised of royalties from Novartis for Jakavi and Tabrecta (capmatinib), and royalties from Lilly for Olumiant (baricitinib), were $523 million for the full year, up 8% compared to 2022.
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Totals may not add due to rounding.
CC = Constant currency
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2023 and YTD Regulatory and Clinical Achievements
Throughout 2023 and year-to-date, we achieved numerous important milestones. These are summarized in the graphic below and described in more detail thereafter.

BLA = Biologics License Application; cGVHD = chronic graft-versus-host disease; IND = Investigational New Drug Application;
AD = atopic dermatitis; HS = hidradenitis suppurativa; PN = prurigo nodularis; CSU = chronic spontaneous urticaria
Myeloproliferative Neoplasms and Graft-versus-Host Disease (MPNs and GVHD)
Incyte is developing new therapies to improve and expand upon available therapeutic options for patients living with MPNs and GVHD. Zilurgisertib (INCB000928) and BETi (INCB057643) combination trials with ruxolitinib twice-daily (BID) are ongoing. Data from both programs were presented during the 65th American Society of Hematology (ASH) Annual Meeting 2023. Zilurgisertib (INCB000928) demonstrated an observed reduction in post-dose hepcidin and improvements in anemia among patients treated with the combination, suggesting the potential for therapeutic activity. BETi (INCB057643), in combination with ruxolitinib, showed patients experienced significant spleen responses and symptom improvements. A Phase 3 for our BETi is expected to start in the second half of 2024. We also presented new research detailing the development and mechanism of action of JAK2V617F, an Incyte-discovered, potent and selective JAK2 pseudokinase domain binder that represents a transformative approach with the potential to be a disease modifying therapy. JAK2 is the most frequently mutated gene in MPNs and is found in the majority of patients with MF and ET and nearly all patients with PV. JAK2V617F entered clinical studies in 2024. The Phase 1 study evaluating the mCALR monoclonal antibody (INCA033989) is ongoing and enrolling patients. In December 2023, Incyte received FDA feedback and agreed to the path forward for once daily (QD) ruxolitinib (XR). The potential approval of QD ruxolitinib (XR) is anticipated in approximately two years.
We and our collaborative partner Syndax Pharmaceuticals are developing axatilimab, an anti-CSF-1R monoclonal antibody, as a therapy for patients with chronic GVHD as well as in additional immune-mediated diseases where
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CSF-1R-dependent monocytes and macrophages are believed to contribute to organ fibrosis. In December 2023, the Biologics License Application (BLA) was submitted for axatilimab in chronic graft-versus-host disease (cGVHD) with approval anticipated in the second half of 2024. Plans are underway to initiate two combination trials with axatilimab in cGVHD in mid-2024, including a Phase 2 combination trial with ruxolitinib and a Phase 3 combination trial with steroids.
Dermatology / Inflammation and AutoImmunity (IAI)
In 2023, Opzelura (ruxolitinib) cream was approved by the European Commission for the treatment of nonsegmental vitiligo with facial involvement in adults and adolescents 12 years of age and older. Opzelura is the first and only approved treatment in the European Union (EU) for repigmentation.
The approval of Opzelura in vitiligo was based on two randomized, double-blind, vehicle-controlled Phase 3 studies (TRuE-V1 and TRuE-V2) evaluating the safety and efficacy of Opzelura in adolescents and adults with nonsegmental vitiligo. Treatment with 1.5% ruxolitinib cream twice daily (BID) resulted in greater improvement versus vehicle for the primary and all key secondary endpoints in both the TRuE-V1 and TRuE-V2 studies. Results, which were consistent across both studies, showed that 29.9% of patients applying ruxolitinib cream achieved >75% improvement from baseline in the facial Vitiligo Area Scoring Index (F-VASI75) at Week 24, the primary endpoint. At Week 52, approximately 50% of patients achieved F-VASI75.
As we work to maximize the opportunity for the dermatology franchise, we have established a broad clinical development program within dermatology that includes multiple new indications for ruxolitinib cream, as well as potential new products, including povorcitinib (formerly INCB54707), an oral small molecule selective JAK1 inhibitor.
Ruxolitinib cream is being developed for pediatric patients with atopic dermatitis. In 2023, results from the pivotal Phase 3 TRuE-AD3 study evaluating the safety and efficacy of ruxolitinib cream in children 2 to 12 years old with atopic dermatitis showed significantly more patients treated with ruxolitinib cream 0.75% and 1.5% achieved Investigator’s Global Assessment Treatment Success than patients treated with placebo. Treatment with ruxolitinib cream over eight weeks under maximum-use conditions was also well tolerated in children. Incyte is conducting two Phase 2 studies, which have recently completed enrollment, in lichen planus and lichen sclerosus, and data is expected in 2024. In January 2024, Incyte announced the primary endpoint was met in its randomized, placebo-controlled, Phase 2 study evaluating the safety and efficacy of ruxolitinib cream in adults with mild/moderate hidradenitis suppurativa (HS). At Week 16, patients receiving ruxolitinib cream 1.5% twice daily (BID) had significantly greater decreases from baseline versus placebo in total abscess and inflammatory nodule (AN) count, the primary endpoint of the study. The overall safety profile of ruxolitinib cream was consistent with previous data, and no new safety signals were observed. Two additional Phase 3 trials evaluating Opzelura in prurigo nodularis are currently enrolling patients.
Povorcitinib (formerly INCB54707) is currently being evaluated in patients with HS, a chronic skin condition where lesions develop as a result of inflammation and infection of the sweat glands. A Phase 2 study evaluating the efficacy and safety of povorcitinib in adult patients with HS met its primary endpoint, demonstrating significantly greater decreases in abscess and inflammatory nodule count versus placebo at Week 16. At the 12th Conference of the European Hidradenitis Suppurativa Foundation (EHSF) 2023, updated Week 52 results were presented, which showed that longer-term treatment with povorcitinib 75mg resulted in sustained and durable efficacy across all treatment arms. Two Phase 3 trials (STOP-HS1 and STOP-HS2) evaluating povorcitinib in moderate to severe HS are ongoing. At the American Academy of Dermatology Conference 2024, we presented positive Phase 2 results for povorcitinib in prurigo nodularis showing once-daily povorcitinib had a meaningful and early impact on itch. These Phase 2 study results suggest povorcitinib is a promising, novel potential treatment for PN and plans are underway to move into a Phase 3 trial this year.
Other Hematology and Oncology
In March 2023, Zynyz (retifanlimab-dlwr), a humanized monoclonal antibody targeting program death receptor-1 (PD-1), was approved by the FDA for the treatment of adults with metastatic or recurrent locally advanced Merkel cell carcinoma (MCC). The Biologics License Application (BLA) for Zynyz in MCC was approved under accelerated approval based on tumor response rate and duration of response (DOR). MCC is a rare and aggressive type of skin cancer that affects less than 1 per 100,000 people in the U.S.
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In January 2024, Incyte disclosed promising early clinical efficacy data for INCB123667, a potent and selective inhibitor of CDK2, demonstrating its potential use as monotherapy or combination therapy for late-stage cancers. In a Phase 1 study of INCB123667, early clinical activity was observed with several patients with amplified/overexpression of CCNE1, a cell cycle regulator and potential predictive biomarker, achieving partial response (PR). Tumor shrinkage was observed across multiple tumor types, including CCNE+ patients with ovarian cancer. The safety profile of INCB123667 seen during this study aligns with the mechanism of action.
Additionally, in 2024, we entered into an asset purchase agreement with MorphoSys, giving us exclusive global rights for tafasitamab, marketed as Monjuvi and Minjuvi. This acquisition provides a number of significant benefits to Incyte. First, going forward, we will now record all revenues from Monjuvi in the U.S., while eliminating MorphoSys’ share of the royalties outside of the U.S. and all future milestones to MorphoSys. Second, we expect to realize significant operating efficiencies and cost synergies in U.S. commercialization and in global development by removing redundant positions and external expenses. We expect this transaction will increase Incyte’s revenue in 2024, with a limited impact on operating income.
Partnered Programs (Incyte is eligible for royalties and milestone payments)
In March 2023, Incyte announced that the Japanese Ministry of Health, Labour and Welfare (MHLW) approved Pemazyre (pemigatinib), a selective fibroblast growth factor receptor (FGFR) inhibitor, for the treatment of myeloid/lymphoid neoplasms (MLNs) with FGFR1 fusion (also known as 8p11 myeloproliferative syndrome).
Discovery Capabilities
Our approach to drug discovery, driven by our core competencies in medicinal chemistry and cellular and translational biology, has enabled us to bring forth numerous drug candidates into clinical development and through regulatory approval. We have established a focused set of drug discovery capabilities in-house, including target validation, high-throughput screening, medicinal chemistry, computational chemistry, pharmacological and translational sciences, ADME (absorption, distribution, metabolism and excretion) and toxicology assessment. We augment these capabilities through a network of collaborations with academic partners and contract research organizations with relevant expertise. In addition to our established small molecules expertise, we have expanded our drug discovery capabilities to include monoclonal antibody discovery in-house and access to bi-specific antibody discovery capabilities.
Our discovery process is target- and pathway-centric and leverages cross-program knowledge to identify and prosecute novel points of synergy, and our areas of focus are primarily in oncology and inflammation and autoimmunity.
Clinical Development Pipeline
Our pipeline is broad and diverse spanning across multiple mechanisms of action and diseases, all with the same goal of developing therapies that help to address unmet needs of patients and to ultimately be able to make a meaningful difference in the lives of patients and their caregivers.
The chart below highlights some of our clinical programs across each of our therapeutic areas as we continue to prioritize investment in research and development in areas where there is a significant unmet medical need. We
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believe that our clinical pipeline has the ability to deliver transformative therapies to patients across multiple programs and provides the opportunity for up to 10 high impact launches by 2030.
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Responsiveness to Stockholder Feedback

Each year, we conduct stockholder outreach to gather direct feedback on our corporate governance, compensation practices and environmental, social and governance (ESG) practices. Since 2018, we have contacted stockholders who represent the top 80% of our shares outstanding.
As a result of our annual stockholder engagement, we have implemented several significant enhancements in our corporate governance, compensation policies, ESG activities and stockholder communication practices. The following changes were made in response to feedback received:
ANNUAL OUTREACH TO STOCKHOLDERS: 80% OF SHARES OUTSTANDING
Action	Year of Implementation
Governance
✓ Adopted a proxy access bylaw	2021
✓ Adopted equity ownership guidelines	2016, amended 2021
✓ Adopted a director overboarding policy	2020
Compensation
✓ Adjusted the executive compensation pay mix to include higher percentages of performance shares	Performance Shares added in 2018; increased % of performance shares in 2020, 2022 and 2023
✓ Established a three-year performance period for performance shares award to our CEO and other U.S.-based executive officers	2020
✓ Redesigned the director compensation program to be based on a set target value instead of fixed share grants	2019
✓ Eliminated special equity grants to the CEO	2019
✓ Added enhanced disclosure on certain items such as goal achievement	2017
ESG
✓ Added ESG goals to our Annual Incentive Plan	2022
✓ Disclosed ethnic and racial diversity data for U.S. workforce	2021
✓ Enhanced ESG disclosure	2019
Stockholder feedback in 2023 was largely positive, with investors expressing support for the progress Incyte has made in recent years. We believe that our current compensation structure, as described in more detail in subsequent pages of this Proxy Statement, strikes the right balance of motivation and retention for our executives. The graphic below shows the evolution of our executive compensation structure over the last several years.
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(1)
Note that stock options and RSUs vest over 4 years while performance shares, if earned, cliff vest after 3 years.

(2)
The 2024 equity award mix for our CEO will consist of 60% performance shares, 20% RSUs and 20% stock options.

Compensation Discussion and Analysis
Below is a comprehensive list of our compensation policies and policy enhancements made in our continuing effort to be responsive to issues discussed during our stockholder outreach and to address advice provided by stockholder advisory firms.
What We Do
✓ We pay for performance, including having a total stockholder return (TSR) component for 2023 performance shares and will have 2024 performance shares based wholly on TSR	✓ We have a compensation clawback policy

✓
For 2023, 50% of executives’ target equity award value was in the form of performance shares and for 2024, 60% of our CEO’s and 50% of our other executives’ target equity award value will be in the form of performance shares

✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation
✓ Performance shares have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place
✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors
✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote
✓ Stock Options and RSU awards have a minimum vesting period of 12 months with a vesting period over 4 years	✓ We engage proactively with our stockholders throughout the year
✓ Performance share awards cliff vest after 3 years	✓ We require our executives to plan any stock trading in advance through the use of 10b5-1 plans
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What We Don’t Do
✗ We do not reprice stock options	✗ We do not provide golden parachute excise tax gross-ups
✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide excessive perquisites for executives
Compensation Program Strategy and Objectives
The performance-based and time-based components of our equity compensation program are designed to encourage an appropriate level of risk-taking and a focus on sound long-term decision-making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.
The Compensation Committee of our Board believes that the compensation of our executive officers should:
•
Pay for performance;

•
Encourage both creation of stockholder value and achievement of strategic corporate objectives;

•
Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of both of those objectives;

•
Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

•
Provide fair compensation consistent with internal compensation programs.

Our executive officers’ compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards.
•
Salary is a fixed amount and does not vary with our performance.

•
Cash bonus under our annual incentive compensation plan varies with our performance

•
Equity-based incentive awards can be made up of restricted stock units, performance shares or stock options.

All components of our executives’ compensation, other than base salary, are closely tied to our Company’s performance—either through the amounts (if any) of each component actually received or the value of each component over time, or both—and each such component of executive compensation contributes toward our goal of delivering long-term stockholder value. Each of the equity-based components—including the performance shares that only become earned upon achievement of pre-determined goals—are also subject to time-based vesting, which the Compensation Committee believes incentivizes executive retention.
On the next page is our 2023 Compensation Matrix:
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(1)
Restricted Stock Units comprised 20% of target equity value for 2023. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 53.

(2)
Performance shares comprised 50% of target equity value for 2023. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 53.

(3)
Stock options comprised 30% of target equity value for 2023. For a further description of the evolution of the equity compensation program for our executive officers, see “—Our Equity Grant Practices”, starting on page 53.

As the design of our executive compensation program shows, the Compensation Committee believes that executive compensation should be designed to pay for performance. Our Company has made great progress in recent years, and executive compensation has reflected that performance.
CEO Compensation versus Peers
The charts below illustrate how the percentage of our CEO’s compensation that is tied to performance compares with those of our peer group of companies. The Compensation Committee believes Mr. Hoppenot’s compensation is
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in-line with our peer group’s compensation as disclosed in their 2023 proxy statements, with Mr. Hoppenot’s at-risk compensation percentage being consistent with the peer group median mix.
CEO AT-RISK COMPENSATION IS ON PAR WITH PEER GROUP
Median peer CEO compensation reflects 2022 compensation from the 2023 proxy statements of the peer group.
Implementing Our Objectives—Role of Compensation Committee and Our Chief Executive Officer
The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.
Role of the Independent Compensation Consultant
Under its charter, the Compensation Committee has the sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee has engaged Compensia, a national compensation consulting firm, for support on matters related to the compensation of our executive officers. Compensia does not provide any other services to our Company.
Compensia was retained by the Compensation Committee to prepare compensation analyses for our executive officers and the non-employee members of our Board of Directors. Specifically, for our executive officers, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive equity compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its early 2023 compensation decisions, and was used to guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities.
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Market Reference Data
The Compensation Committee utilizes market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive officers is appropriate. When arriving at final compensation decisions, the Compensation Committee considers and assesses factors in addition to market reference data, including individual and company performance, each executive’s role and responsibilities, internal equity, retention requirements and the competitive market, unrealized equity gains, and best compensation governance practices. The Committee does not tie compensation to specified target percentiles. In connection with its analysis for purposes of 2023 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings and the Radford Global Life Sciences Survey for a peer group comprised of 15 publicly traded biopharmaceutical companies (referred to as the 2023 peer group), which was also the same peer group as was used for 2022 compensation decisions. We collectively refer to these data as the competitive compensation data. We included information on the 2023 peer group in our proxy statement for our 2023 Annual Meeting.
In September 2023, following discussion by the Compensation Committee, the peer group for 2024 compensation decisions was changed to omit Amarin, Gilead, Regeneron, Sage, and Vertex and to add BeiGene and United Therapeutics, resulting in a peer group (referred to as the 2024 peer group) of 12 publicly traded biopharmaceutical companies. While SeaGen was in the process of being acquired, the Committee noted that data for SeaGen would still be available for 2024 compensation decisions. The 2024 peer group was chosen based on the following characteristics: direct competitors for talent; research-focused business models; and broadly similar size in revenue, market capitalization and/or headcount.
The following table shows Incyte versus the 2024 peer group on 2023 total revenue, total employees, and market capitalization (market cap). All data is as of December 31, 2023. SeaGen was acquired in December 2023 and, accordingly, its year-end data was unavailable.
Company	Total Revenue ($M)	Company	Total Employees	Company	Market Cap ($M)
BeiGene	17,412	BeiGene	10,600	Biogen	37,495
Biogen	9,836	Biogen	7,570	Alnylam	24,021
Jazz	3,834	BioMarin	3,401	BeiGene	19,726
Incyte	3,696	Jazz	2,800	BioMarin	18,163
BioMarin	2,419	Incyte	2,524	Incyte	14,072
United Therapeutics	2,328	Alkermes	2,100	Neurocrine	12,946
Exelixis	1,830	Alnylam	2,100	United Therapeutics	10,333
Neurocrine	1,887	Exelixis	1,310	Sarepta	9,021
Alkermes	1,663	Neurocrine	1,400	Jazz	7,744
Alnylam	1,828	Sarepta	1,314	Exelixis	7,460
Sarepta	1,243	United Therapeutics	1,168	Ionis	7,258
Ionis	788	Ionis	927	Alkermes	4,629
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Our Equity Grant Practices
Over the past five years, based on stockholder feedback and review of peer executive equity compensation practices, the Compensation Committee has increased the percentage of performance-based equity awards for our executives. In 2021, the Compensation Committee determined that our executives would receive 40% of their total grant date target value in the form of stock options, 30% in the form of performance shares, and 30% in the form of RSUs, and those percentages changed for 2022 to 1/3 each of their total grant date target value in the form of stock options, performance shares, and RSUs.
In 2023, the Compensation Committee determined that our U.S.-based executives would receive 50% of their total grant date target value in the form of performance shares, 30% in the form of stock options, and 20% in the form of RSUs. For 2024, the Compensation Committee determined that our CEO will receive 60% of his total grant date target value in the form of performance shares, 20% in the form of stock options, and 20% in the form of RSUs, with our other U.S.-based executives retaining the same percentage mix as for 2023. While the equity awards are actually granted in July of each year, the Compensation Committee determines the overall equity grant target value for our executive officers in the early portion of the year, in conjunction with the determination of base salary adjustments and the establishment of the annual incentive compensation plan described in greater detail below. Based on those target values, one-half of the annual stock option grants are made in July of each year and one-half are made at the beginning of the following calendar year, with a view toward countering some of the effects of the volatile trading price of our common stock.
Our annual stock option grants have a ten-year term with four-year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments.
Our performance share awards have three-year performance periods and these performance share awards vest, assuming performance goals are achieved at specified levels, on the third anniversary of the grant date, and are described further below. The RSU awards vest in equal installments on each of the first four anniversaries of the grant date. Additional details about our executive officer equity awards are discussed below under “Key Elements of Executive Compensation—Equity Based Incentive Awards.”
The Compensation Committee also has the discretion to make outstanding merit awards in the form of RSUs that vest in a single installment after four years. These awards can be made to executives other than our CEO as well as other key employees throughout our Company and are typically made in connection with salary adjustments at the beginning of each year as the awards are intended to award prior year performance and to incentivize and retain the recipients. Our CEO championed the creation of the outstanding merit grant program to recognize important contributions—both within a function and the Company as a whole—by leaders throughout our organization. Previously, our CEO received these grants too, but, starting in 2019, in response to stockholder feedback, the Compensation Committee eliminated awards of outstanding merit grants to our CEO. For 2022 and 2023, the Compensation Committee only made outstanding merit awards to certain key employees and did not make outstanding merit awards to any of our executives.
The exercise price of each stock option awarded under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants are the dates of the regularly scheduled Compensation Committee meetings or actions without meetings, which are taken following decisions at meetings, in the middle of the year at which equity awards for senior executives are formally determined and at the beginning of the year at which salary adjustments and cash bonuses under our incentive compensation plan are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by our Company. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.
Compensation Practices and Policies
Equity Ownership Guidelines.   Effective January 1, 2016, our Board adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. The guidelines were amended and restated in November 2021 to narrow the types of securities that would count toward the ownership requirements. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:
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Equity Ownership Requirements
CEO	6x Annual Base Salary
All Other Executive Officers	3x Annual Base Salary
Non-Employee Members of the Board	6x Annual Cash Retainer
Our CEO has met this requirement.
All other directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.
Covered individuals as of January 1, 2016 must have satisfied these guidelines by December 31, 2020, and individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs, and earned performance shares that remain subject to service-based vesting requirements are included in determining an individual’s equity ownership. Stock options (whether vested or unvested) and unearned performance shares are not counted toward meeting these guidelines. Prior to the 2021 guideline amendments, shares underlying vested stock options were included in determining equity ownership. For purposes of these guidelines, a non-employee director’s annual cash retainer does not include cash retainers for committee service.
Compensation Recovery Policy.   Our Board has also adopted a compensation recovery (“clawback”) policy that complies with the final regulations adopted by the SEC to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the listing standards adopted by The Nasdaq Stock Market to implement those SEC regulations. We also have a legacy clawback policy that provides that if we are required to prepare an accounting restatement on account of fraud or other intentional misconduct, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies to financial statements filed in a rolling three-year, look-back period. The incentive compensation to which it applies is cash bonuses or other cash awards and equity awards to the extent those bonuses or awards are earned based on the attainment of a financial reporting measure presented in our financial statements or derived from our accounting records. In addition, we are subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Limitations on Hedging and Pledging.   Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our stock, pledging our securities as collateral for a loan, and engaging in other hedging or monetization transactions such as prepaid variable forwards, equity swaps, collars and exchange funds, that permit a holder to continue to own our securities but without the full risks and rewards of ownership.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer for taxable years prior to 2018). Section 162(m) historically permitted deductions in excess of $1,000,000 for “performance-based compensation,” which included stock options meeting certain requirements, but the exception for “performance-based compensation” has been repealed effective for taxable years beginning after December 31, 2017.
Stock options that we granted in 2017 and prior years should still qualify for full deductibility under a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. To maintain flexibility in compensating our executive officers, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.
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Key Elements of Executive Compensation
Our executive officers’ compensation currently includes three primary components: base salary, cash bonus, and long-term equity-based incentive awards. Of these components, only base salary is not tied directly and meaningfully to our Company’s performance because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees. Each of these components is described in more detail below.
Base Salary
Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.
In January 2023, the Compensation Committee set the 2023 base salaries for our executive officers. The Committee considered our Company’s performance in 2022, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2023 peer group data in determining the base salaries for 2023.
In January 2024, the Compensation Committee set the 2024 base salaries for our executive officers. The Committee considered our Company’s performance in 2023, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2024 peer group data in determining the base salaries for 2024. The following table sets forth the salary increases that became effective on January 28, 2024 for our named executive officers listed in the Summary Compensation Table.
Name	2023 Base Salary	2024 Increase	2024 Base Salary
Hervé Hoppenot	$1,296,666	4.0%	$1,348,533
Christiana Stamoulis	$686,797	4.0%	$714,269
Pablo J. Cagnoni	$900,000	4.0%	$936,000
Steven H. Stein	$777,597	4.0%	$808,701
Barry P. Flannelly	$602,021	4.0%	$626,102
Annual Incentive Compensation Plan
Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to pay for performance by aligning incentive awards for each participant with an evaluation of our achievement of corporate objectives. These corporate objectives are approved by the independent members of our Board based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.
Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2024 pursuant to our 2023 incentive compensation plan. Each of our executive officers, other than our CEO, had a funding target under the plan ranging from 50% to 75% of his or her annual base salary for 2023, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate
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performance, as well as the executive officer’s achievement of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 110% of his annual base salary for 2023, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance.
Target incentive award amounts for each participant were based on the participant’s potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were also established for eligible employees other than our CEO, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. The Committee believes that it is appropriate to align a higher percentage of our executive officers’ total cash compensation with the achievement of our Board-approved corporate objectives because those objectives are determined with a view toward progressing our Company’s business and maximizing stockholder value. Linking a significant percentage of executive officer cash incentive awards to achievement of Committee-approved corporate objectives puts a substantial portion of our CEO’s and executive officers’ cash compensation at risk, and is another way the Committee has designed executive compensation to pay for performance.
While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2023 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.
Annual Incentive Compensation Plan 2023 Corporate Performance Objectives
Corporate performance objectives for 2023 were based on achievement of the objectives in the following categories: discovery, clinical development and global commercial, with business development objectives providing additional bonus opportunities.
Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may have been made for each core objective. Bonus objectives included an extra 10% for Discovery, an extra 30% for Clinical Development, an extra 5% for Global Commercial and an extra 5% for Business Development. Collectively, the bonus opportunities enabled the payout of up to an additional 50 percentage points for extraordinary achievements beyond core objectives.
At the time the corporate performance objectives for 2023 were set, the Compensation Committee and management believed that achievement of the target levels of performance would be challenging and would require significant effort and skill, positive preclinical study and clinical trial results and continued strong commercial performance.
In early 2024, the Compensation Committee evaluated the achievement of the 2023 corporate performance objectives and determined that incentive awards under our 2023 incentive compensation plan should be based upon an achievement score of 109.0% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts, are listed in the table below.
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Objectives	Target %	Payout %
Discovery ✓ Achieve the requisite number of pre-specified goals, including 4 IND filings	20	30
Clinical Development ✗ Achieve enrollment thresholds in LIMBER clinical trials by specified times ✗ Receive FDA approval for ruxolitinib XR by a specified time ✓ Achieve a subset of predevelopment goals ✓ Achieve various enrollment thresholds for various assets by a specified time ✓ Submit U.S. BLA for Axatilimab in 3L+ cGVHD	35	26.25
Development Bonus Opportunities ✓ Obtain MAA for Opzelura in vitiligo by end of Q2 ✓ Achieve specified percentage of site initiation visits for povorcitinib Phase 3 trial		10
Global Commercial ✓ Met various subsets of US and ex-US net product sales targets	42	38.25
ESG ✓ Develop global emission reduction and mitigation plan to achieve corporate operational neutrality goal by 2025 ✓ At least 75% of open positions in U.S. have at least 1 diverse applicant ✓ At least 15% of global employees participate in community volunteer activities	3	4.5
Total	100	109
Detailed Discussion on Performance Objectives and Achievements
Discovery
In 2023, we achieved most of our pre-specified discovery goals, including all of our higher priority discovery goals, which spanned our small molecule and biologics programs. These efforts resulted in four Investigational New Drug (IND) applications, as well as the selection of numerous nomination and back-up compounds.
Clinical Development
We achieved our clinical development goals, which related to advancing our clinical pipeline across hematology and oncology and inflammation and autoimmunity (IAI), at a threshold achievement level of 26.25 points, and also achieved two development bonus opportunities, resulting in 10 additional points. The highlights are listed below:
Hematology and Oncology
In March 2023, the FDA approved Zynyz (retifanlimab-dlwr) for the treatment of adults with metastatic or recurrent locally advanced Merkel cell carcinoma.
In December 2023, a Biologics License Application (BLA) was submitted to the FDA for axatilimab for the treatment of patients with chronic GVHD after failure of two or more lines of systemic therapy. We submitted the marketing approval authorization (MAA) with the European Commission for pemigatinib for the treatment of patients with myeloid/lymphoid neoplasms by the end of the year. We achieved a positive outcome of the interim analysis for futility and completed patient recruitment of our inMIND clinical trial of tafasitamab for the treatment of patients with relapsed or refractory follicular lymphoma and relapsed or refractory marginal zone lymphoma by the end of the third quarter of 2023. Further, we achieved a tablet optimization goal for our oral PD-L1 program within a specified time.
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We did not achieve our LIMBER (Leadership in MPNs Beyond Ruxolitinib) program goals relating to completing enrollment of our LIMBER-304 clinical trial by the end of the second quarter of 2023 or completing 75% enrollment of our LIMBER-313 clinical trial by the end of the year. In March 2023, the FDA issued a complete response letter for ruxolitinib extended-release tablets for once-daily use and, as a result, we did not achieve our objective relating to FDA approval.
Inflammation and AutoImmunity (IAI)
In 2023, we achieved multiple successes within our IAI development program, which encompasses both dermatology and other inflammatory and autoimmune conditions.
Key goals were achieved with the completion of enrollment for our Phase 3 trial (TRuE-AD3) evaluating ruxolitinib cream in pediatric AD patients in the first half of 2023 and the achievement of a specified percentage of site initiation visits for our Phase 3 trial of povorcitinib for the treatment of hidradenitis suppurativa. We also achieved enrollment goals for our Phase 2 trials evaluating ruxolitinib cream in lichen planus and lichen sclerosus and achieved a specified percentage of site initiation visits for our Phase 2 trial evaluating povorcitinib in patients with moderate to severe uncontrolled asthma.
We achieved two clinical development bonus goals, each worth 5 percentage points, for our IAI programs. In April 2023, the European Commission approved Opzelura for the topical treatment of nonsegmental vitiligo with facial involvement in adults and adolescents 12 years and older. We also achieved a specified percentage of site initiation visits for our Phase 3 trial evaluating povorcitinib in patients with vitiligo.
Global Commercial
Our North America oncology net product sales goal, which was worth 15 points, was achieved at target. Our rest of the world (ROW) oncology net product sales goal, worth 5 points, was achieved at the 6.17 point level as our ROW net products sales of $159.3 million exceeded our target of $154.7 million but fell short of our outperform target of $165 million. Our North American dermatology net product sales goal, worth 22 points, was achieved at the 17.1 point level, as our North American dermatology net product sales exceeded our plan threshold level.
Incentive Awards for Named Executive Officers
This table sets forth the incentive awards under our 2023 incentive compensation plan for our named executive officers:
Name	Year-End Salary (A) x	Target Bonus (B) x	Overall Multiplier (C) =	Bonus Award (D)
Hervé Hoppenot	$1,296,666	110.0%	109.0%	$1,554,703
Christiana Stamoulis	$686,797	60.0%	109.0%	$449,166
Pablo J. Cagnoni	$900,000	75.0%	109.0%	$735,750
Steven H. Stein	$777,597	60.0%	109.0%	$508,549
Barry P. Flannelly	$602,021	55.0%	109.0%	$360,912
Our incentive compensation program is designed to incentivize employees, including our executive officers, in every area of our Company, which we believe helps lead to significant achievement across all areas. Our Compensation Committee believes that measuring and rewarding achievements from all functions—including functions such as discovery, development, technical operations and business development, whose efforts take a much longer time to make an impact on our top-line revenue or on our stock price—helps ensure that we are properly incentivizing the collective efforts that lead not only to successful current commercial performance but also critically set the stage for potential continued growth and potential long-term sustained success in the years ahead. Our Compensation Committee also believes that linking incentive compensation to corporate goals aligns employees’ incentives with strategic imperatives, thus paying for performance.
The chart below illustrates the achievement levels under our incentive compensation program over the last three years, and illustrates how the annual incentive compensation plan serves to execute on the Compensation Committee’s goal of paying for performance:
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Incentive Compensation Plan Achievement—2021-2023

125%
100%
75%
50%
25%
0%
102%
118%
109%
2021
2022
2023

Annual Incentive Compensation Plan 2024 Corporate Performance Objectives
In February 2024, the independent members of our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2024 incentive compensation plan. Under this plan, the funding targets for executive officers remain the same as for 2023. Corporate performance objectives for 2024 are based on achievement of Discovery, Clinical Development, ESG and Global Commercial objectives.
Threshold, target and outperform achievement levels are defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may be made for each objective. Bonus objectives include an extra 10% for Discovery, an extra 15% for Clinical Development, an extra 10% for Global Commercial and an extra 5% for Business Development. Collectively, the bonus opportunities enable the payout of up to an additional 40 percentage points for extraordinary achievements beyond core objectives.
The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results and continued strong commercial performance.
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Equity-Based Incentive Awards
The Compensation Committee administers equity-based incentive awards, such as stock option grants, RSUs and performance shares that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer’s compensation when determining annual equity awards to ensure that the executive’s total compensation conforms to our overall philosophy and objectives.
Under our 2010 Stock Incentive Plan, we may grant stock options, restricted shares, performance shares, RSUs or stock appreciation rights.
In 2023, our U.S.-based executive officers received stock options, performance shares and RSUs and our non-U.S.-based executives officers received RSUs for their annual equity awards. The award vehicles will remain the same in 2024. Our CEO received annual equity awards in 2023 with a total grant date target value of $13,400,000 and will be receiving annual equity awards in 2024 with a total target grant value of $12,400,000. For other executive officers, the total grant date target values of their annual equity awards in 2023 ranged between $500,000 to $4,200,000. For 2024, these will range between $500,000 to $6,000,000. All of these awards are inherently performance-based:
•
Stock options are performance based because they pay nothing to our executive officers unless stockholders benefit by stock price appreciation. In addition, with a ten-year life and a four-year vesting period, stock options are in sync with the time required for discovery, development and commercialization of new medicines. Our Compensation Committee believes that stock options help align executives’ interests with the long-term interests of our Company and our stockholders. Stock options reinforce our belief that future potential growth of Incyte will be generated by innovation, our discovery and development pipeline, demand for our products and our commercial execution.

•
Performance shares are not earned unless pre-determined performance goals are met.

•
RSU awards grow or decline in value based on stock price, also linking executive officers’ compensation to the value delivered to stockholders.

In addition to the performance-based aspects of stock options, performance shares and RSUs, the time-based vesting of these awards also serves a critical retention function. Time-based vesting helps ensure the long-term retention of highly valuable executive officers, in whom we have invested considerable time and money, and the intellectual capital they create as well as continuity of their respective teams. The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision-making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.
For our U.S.-based executive officers, performance shares represented 50%, stock options represented 30% and RSUs represented 20% of the total grant date target value of an executive officer’s 2023 annual equity awards. For 2024, the Compensation Committee has determined that our CEO will receive 60% of his total grant date target value in the form of performance shares, 20% in the form of stock options and 20% in the form of RSUs and our other U.S.-based executive officers’ annual equity award mix will remain the same as that for 2023.
Forty percent of performance shares granted in July 2023 are associated with certain clinical development objectives, including certain NDA, sNDA or MAA approvals and the initiation of certain first-in-human clinical trials. Forty percent of the performance shares have a product revenue trigger for 12 consecutive months before the end of the three-year performance period that was determined by the Compensation Committee in February 2023. The remaining twenty percent is tied to our relative total shareholder return (TSR) compared to the TSR of the companies in the Nasdaq Biotechnology Index (NBI) over a performance period from January 1, 2023 to December 31, 2025, measured as a percentile compared to the aggregate performance over the same period of companies that made up the NBI as of January 1, 2022 (with no changes to the comparator group during the
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performance period other than removing and not replacing any delisted or suspended companies), and with a threshold achievement level at the 25th percentile and an outperform achievement level at the 75th percentile. Depending on the results actually achieved for all of these three metrics, the payout on these performance shares can vary from 0% to 150% of target, with achievement at target level of the 50th percentile resulting in a payout of 100%. These performance shares comprised 50% of a U.S. executive officer’s target equity compensation awarded in connection with our annual equity grants. The Compensation Committee believes that these performance shares align our executive officers’ interest even more closely with the financial performance of our Company and the eventual value delivered to stockholders.
2023 Performance Shares Plan Design Mix
In early 2024, the Compensation Committee evaluated the final achievement of the objectives relating to the performance shares granted in July 2021 to our U.S.-based executive officers, and determined that an aggregate of 123.93% of the shares were earned. Forty percent of the performance shares had a product revenue trigger for 12 consecutive months before the end of the three-year performance period that was achieved at the 37% level by such product revenues (adjusted to exclude any price variances) reaching $3.0 billion for 2023, in excess of the threshold level of $2.7 billion but falling short of the target level of $3.1 billion. Forty percent of the performance shares were associated with the approval of NDAs/sNDAs or MAAs, and were achieved at the outperform 150% level, in excess of the target level of four such approvals, with the approval by the end of the performance period of the NDA for Opzelura, and sNDAs for Jakafi for the treatment of cGVHD, Opzelura for the treatment of vitiligo, Pemazyre for the treatment of refractory myeloid/lymphoid neoplasms with FGFR1 rearrangement as well as for myeloid/lymphoid neoplasms (MLNs) with FGFR1 rearrangement, and Zynyz for the treatment of metastatic or recurrent locally advanced Merkel cell carcinoma. Ten percent of the performance shares were tied to the initiation of first in human clinical trials, and were achieved at the 133.3% level, in excess of the target level of 6 such trials initiated, with the initiation of clinical trials for INCB00928 (ALK2), INCB123667 (CDK2), INCA00186 (CD73), INCB50465 (topical parsaclisib HV), INCA32459 (LAG3xPD-1), INCA33890 (TGFβR2xPD-1), INCA033989 (mCALR) and INCA034460 (anti-IL-15Rβ) by the end of the performance period. The remaining ten percent of the performance shares, which were tied to the relative performance of the Company’s stock to the Nasdaq Biotechnology Index (NBI) between January 1, 2021 and December 31, 2023 measured as a percentile compared to the aggregate performance over the same period of companies that made up the NBI as of January 1, 2021 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies), and with a threshold achievement level at the 25th percentile and an outperform achievement level at the 75th percentile, were achieved at the 13.6% level as a result of the Company’s stock falling in the 68th percentile. The earned shares will vest on the third anniversary of the July 2, 2021 grant date, subject to the holder’s continued service through that date.
The Compensation Committee has determined that performance share awards to be granted in July 2024 will be solely tied to our relative TSR performance as compared to the TSR of companies in a fixed peer group comprised of NBI and other non-U.S. traded biopharmaceutical companies with a market capitalization of between $4 billion and $10 billion at the January 1, 2024 beginning of the three-year performance period.
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To calculate our relative TSR performance, the cumulative three-year TSR for the Company and each of the peer group companies will be calculated and then our discrete percentile rank will be calculated. The multiplier used to determine the number of earned performance shares could be between 50% and 200%, with a threshold achievement level at the 25th percentile required for earning any performance shares and a ceiling achievement level at the 90th percentile. If our performance is above the 50th percentile but the Company’s relative TSR is negative on an absolute basis over the three-year performance period, then the multiplier is capped at 100%. The performance shares, if earned, if any, will vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.
2021 Executive Team Retention Awards
In November 2021, the Compensation Committee approved retention awards for members of our executive leadership team, which includes all of our executive officers, other than our CEO. The objective of the awards is to retain the leadership team through our company’s pivotal period and successful commercialization of Opzelura through this period. Fifty percent of the approval date target value was granted in the form of performance shares on December 1, 2021 and the remaining 50% of the approval date target value was granted in the form of RSUs on January 1, 2022. As a result of these retention awards, no outstanding merit grants were made to any executive officer in January 2022 for prior year performance. The performance shares will become earned based on triggers tied to global revenue of Opzelura from January 2024 to December 2024. Depending on revenue actually achieved, the payout on these performance shares could vary from 0% to 150% of target. The performance shares, if earned, are subject to four-year cliff vesting. The RSUs are also subject to four-year cliff vesting. The range of total approval date target values of these equity awards was $500,000 to $4,000,000.
Termination Based Compensation Under Employment Agreements and Offer Letters
Our executive officers are parties to employment agreements and offer letters, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” In general, the employment agreements provide for severance benefits if an officer’s employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.
Other Compensation
All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees with a competitive total compensation package that enables us to attract and retain qualified personnel. Under our employment agreement with our CEO, we paid the premiums with respect to a six-year insurance policy that becomes payable to the CEO or his estate upon his disability or death, although at his suggestion, in 2019, we amended his employment agreement to eliminate our obligation to pay the last year’s premium on that insurance policy, as described below under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
Compensation Committee Report
This report shall not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.
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The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation Committee Jean Jacques Bienaimé (Chair) Julian C. Baker Paul J. Clancy Susanne Schaffert
Named Executive Officers
The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Hervé Hoppenot, our President and CEO, Christiana Stamoulis, our Executive Vice President and CFO, and Pablo J. Cagnoni, Steven H. Stein and Barry P. Flannelly.
Our named executive officers’ total compensation for 2023 as determined under the rules of the Securities and Exchange Commission, or SEC, is set forth in the following table under the caption “Total.”
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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Hervé Hoppenot President and Chief Executive Officer	2023	1,291,929	—	9,334,654	4,425,053	1,554,703	53,187	16,659,526
	2022	1,227,151	—	9,387,662	4,395,487	1,602,926	56,142	16,669,368
	2021	1,139,709	—	7,399,170	4,689,466	1,160,596	55,324	14,444,265
Christiana Stamoulis Executive Vice President and Chief Financial Officer	2023	684,288	—	2,647,095	1,254,863	449,166	49,073	5,084,485
	2022	649,977	—	3,731,890	1,020,621	463,098	48,175	5,913,761
	2021	604,142	—	3,338,400	816,686	307,363	55,970	5,122,561
Pablo J. Cagnoni(4) President, Research and Development	2023	517,808	737,362(5)	14,089,823	450,377	735,750	39,183	16,570,303
Steven H. Stein Executive Vice President and Chief Medical Officer	2023	775,580	—	2,925,757	1,386,951	508,549	31,256	5,628,093
	2022	741,567	—	5,081,951	1,088,314	450,781	30,136	7,392,749
	2021	631,779	—	5,364,157	816,686	323,123	28,940	7,164,685
Barry P. Flannelly Executive Vice President and General Manager—NA	2023	599,822	—	2,089,835	990,680	360,912	50,689	4,091,938
	2022	569,746	—	2,743,507	885,206	372,107	54,430	4,624,996
	2021	526,783	—	2,945,522	816,686	269,423	46,644	4,605,058

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported above in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of stock awards and options awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2021, 2022, and 2023 include the grant date fair value of awards of performance shares, RSUs and stock options. Additional information with respect to 2023 performance share, RSU and stock option awards is set forth in the “2023 Grants of Plan Based Awards” table below.

(2)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives.

(3)
Amounts listed in this column for each year represent payments made for matching contributions under our 401(k) plan and also the following payments:

Name	Year	Life Insurance Premiums ($)	Financial Planning Services ($)(a)	Statutory Fee for Serving as Director of EU Subsidiary ($)	Travel Reimbursement ($)(a)(b)
Hervé Hoppenot	2023	7,524	22,948(7,948)	4,400	—
	2022	7,524	27,752(12,752)	4,400	—
	2021	7,524	27,752(12,752)	4,400	—
Christiana Stamoulis	2023	2,622	8,327(2,577)	—	18,324 (5,656)
	2022	2,622	6,064(1,877)	—	21,189 (6,558)
	2021	2,622	15,424(4,774)	—	20,524 (6,352)
Pablo J. Cagnoni	2023	4,305	4,366(1,366)	—	13,711 (4,290)
Steven H. Stein	2023	4,902	2,154(667)	4,400	—
	2022	4,902	2,534(784)	4,400	—
	2021	4,902	2,238(693)	4,400	—
Barry P. Flannelly	2023	9,144	21,745(6,745)	—	—
	2022	14,388	21,742(6,742)	—	—
	2021	7,502	21,742(6,742)	—	—

(a)
Amounts in this column are inclusive of tax gross-up payments. The amount of the specific tax gross-ups are detailed in the parentheses next to the total amount.

(b)
Amounts in this column constitute reimbursement for travel expenses pursuant to Ms. Stamoulis’ and Dr. Cagnoni’s employment arrangements with the Company.

(4)
Dr. Cagnoni joined us as our President, Research and Development effective May 2023.

(5)
This amount represents Dr. Cagnoni’s signing relocation bonus of $500,000, grossed up for taxes, in connection with the commencement of his employment.

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2023 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Equity Incentive Plan Awards Shares(3)			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hervé Hoppenot		1,048,354	1,426,333	2,881,192
	01/20/2023								86,449(6)	83.20	2,413,361
	07/14/2023								90,563(7)	61.76	2,011,692
	07/14/2023				80,970	107,960	161,940			61.76	6,667,610
	07/14/2023							43,184(5)		61.76	2,667,044
Christiana Stamoulis		302,877	412,078	832,398
	01/20/2023								24,515(6)	83.20	684,381
	07/14/2023								25,682(7)	61.76	570,482
	07/14/2023				22,961	30,615	45,923			61.76	1,890,782
	07/14/2023							12,246(5)		61.76	756,313
Pablo J. Cagnoni		496,125	675,000	1,363,500
	06/05/2023							192,400(4)		62.37	11,999,988
	07/14/2023								20,275(7)	61.76	450,377
	07/14/2023				18,128	24,170	36,255			61.76	1,492,739
	07/14/2023							9,668(5)		61.76	597,096
Steven H. Stein		342,920	466,558	942,448
	01/20/2023								27,096(6)	83.20	756,428
	07/14/2023								28,385(7)	61.76	630,523
	07/14/2023				25,379	33,838	50,757			61.76	2,089,835
	07/14/2023							13,535(5)		61.76	835,922
Barry P. Flannelly		243,367	331,112	668,845
	01/20/2023								19,354(6)	83.20	540,303
	07/14/2023								20,275(7)	61.76	450,377
	07/14/2023				18,128	24,170	36,255			61.76	1,492,739
	07/14/2023							9,668(5)		61.76	597,096

(1)
The target amounts shown reflect our annual incentive plan awards originally provided under the 2023 incentive compensation plan and represent the pre-established target awards as a percentage of base salary for the 2023 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual’s performance during the period. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.” Actual 2023 incentive compensation plan payouts are reflected in the Non Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
The threshold amounts shown illustrate the smallest payout that can be made under the 2023 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote (1), correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payouts that can be made if the compensation plan were earned. Actual awards may be more or less than these amounts and, as noted in footnote (1), are at the discretion of the Compensation Committee. For additional information, please refer to the section titled—”Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan.”

(3)
Awards under these columns represent performance shares. For the awards made on July 14, 2023, the actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable development, relative TSR and revenue based performance goals are achieved, as certified by the Compensation Committee. The performance period will end December 31, 2025 and achievement of maximum, target and threshold levels will result in percentage multipliers of 150%, 100% and 75%, respectively, with achievement below threshold level resulting in a percentage multiplier of 0%. The shares, if earned, will vest on the third anniversary of the July 14, 2023 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. For additional information, please refer to the section titled “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Based Incentive Awards.”

(4)
Represents RSUs that vest in equal annual installments over four years beginning on June 1, 2026, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.

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(5)
Represents RSUs that will vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(6)
Options became exercisable as to one fourth of the shares on July 2, 2023, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(7)
Options become exercisable as to one fourth of the shares after one year from the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.

(8)
Represents the aggregate fair value of stock and option awards computed as of the grant date of each performance share, RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest and if and when performance shares vest will equal or exceed the price of our common stock on the date of the applicable RSU or performance share award. The grant date fair values of performance shares were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%.

Compensation Risk Assessment
The Compensation Committee, in consultation with the Company’s executive management, reviewed the Company’s compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.
Termination of Employment and Change-in-Control Arrangements
We have entered into agreements that may require us to make payments or provide benefits to our named executive officers—Mr. Hoppenot, Ms. Stamoulis, Dr. Cagnoni, Dr. Stein, and Dr. Flannelly—in connection with specified terminations of employment. The amount and type of compensation payable to each of these named executive officers upon termination of employment under various circumstances and upon a change in control are described below.
Equity Awards
In April 2014, the Compensation Committee and Management Stock Option Committee approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock option and RSU agreement to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee’s service as an employee is terminated without cause or due to constructive termination, then the vesting of such person’s assumed or substituted options and RSUs shall be accelerated in full. Performance share awards made in and after 2018 contain provisions that will result in accelerated vesting in the event of a change in control similar to that for outstanding options and RSUs. Performance share awards made in and after 2020 further provide that, in connection with a change in control vesting event, the awards are deemed to be earned at the actual level of achievement or, if the target level is greater, at the target level.
Agreement with Our President and CEO
In connection with his appointment as President and CEO in January 2014, we entered into an employment agreement with Mr. Hoppenot.
In connection with the commencement of his employment, Mr. Hoppenot received in January 2014 a one-time grant of 400,000 RSUs, designed to make him whole for equity he forfeited at his previous employer and also to further incentivize retention over a six-year period. Each RSU represented the right to acquire one share of our common stock. Vesting of the RSUs was subject to Mr. Hoppenot’s continued employment on the applicable vesting dates, with one-sixth of the RSUs vesting at the end of each of the calendar years 2014 through 2019.
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Termination Without Good Reason Prior to a Change in Control.   If Mr. Hoppenot voluntarily terminates his employment with the Company other than for good reason and other than in the 24-month period following a change in control (the “Change in Control Employment Period”), we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.
Termination Without Good Reason in Connection with a Change in Control.   If Mr. Hoppenot terminates his employment with us without good reason during the Change in Control Employment Period, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.
Termination Without Cause or for Good Reason Not in Connection with a Change in Control.   If, at any time other than during the Change in Control Employment Period, Mr. Hoppenot’s employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to the sum of 1.5 times his annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that Mr. Hoppenot’s stock options and RSUs will vest as to the amount that would have vested had he continued to work for us for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. The agreement also provides for the payment by us of COBRA premiums, or the cash equivalent thereof, for Mr. Hoppenot and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Termination in Connection with a Change in Control Without Cause or for Good Reason.   If during the Change in Control Employment Period Mr. Hoppenot’s employment is terminated by us without cause or by Mr. Hoppenot for good reason, we will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus for the preceding fiscal year calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, we will pay him an amount equal to three times the sum of his current annual base salary and the greater of his target bonus or actual bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Hoppenot’s unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will vest in full and be settled assuming the target level of performance has been achieved. The agreement also provides for the continuation of benefits for Mr. Hoppenot and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Life Insurance and Disability Insurance Coverage.   When Mr. Hoppenot became our CEO in January 2014, after being recruited by our Board, he forfeited certain equity-based awards with his previous employer that had provided for an acceleration of vesting of a majority of the awards in the event of his death or permanent disability. Our one-time grant of 400,000 RSUs to Mr. Hoppenot, described above, did not contain a similar provision. To provide Mr. Hoppenot with similar economic value commensurate with the equity based awards he had forfeited in order to join us, we agreed in Mr. Hoppenot’s employment agreement to pay the premiums for an insurance policy that will remain in place for the six-year period that commenced on the first day of his employment that will pay $15 million to Mr. Hoppenot upon termination of his employment for disability or his estate on his death. The six-year period for the life and disability insurance was the same vesting period for the 400,000 RSUs. Mr. Hoppenot’s initial employment agreement also required us to gross-up each premium amount so that the total payment made by us was sufficient to cover the premiums and all federal, state and local income taxes incurred by Mr. Hoppenot. In April 2015, we amended Mr. Hoppenot’s employment agreement so that we would no longer be required to gross-up each premium amount to cover taxes incurred by Mr. Hoppenot. In 2019, at Mr. Hoppenot’s suggestion, we amended Mr. Hoppenot’s employment agreement so that we would no longer be required to pay the premiums for the life and disability insurance coverage for 2019, the last year of vesting of Mr. Hoppenot’s initial RSU grant.
Post-Retirement Vesting.   In October 2019, we amended Mr. Hoppenot’s employment agreement to provide that should Mr. Hoppenot remain employed by us through his retirement on a date after December 31, 2024 (as such date
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may be extended by mutual agreement), all outstanding unvested equity awards that are granted by us to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31, 2024) as may be mutually agreed upon would continue to vest as if he continued to be employed by us following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31, 2024 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Hoppenot’s continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the amendments to the agreement.
Other Covenants.   Under the agreement, Mr. Hoppenot is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Hoppenot must forfeit all of his unvested stock options, stock appreciation rights, restricted stock units, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.
Agreements with Other Named Executive Officers
In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. The form of employment agreement for the Executive Vice Presidents and certain other senior employees was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In April 2012, the employment agreements with our Executive Vice Presidents and certain other senior employees were amended to increase the amount payable upon an “involuntary termination” of the executive’s employment within 24 months following a change in control. We entered into an employment agreement with Steven H. Stein in March 2015 while he served as one of our senior employees. We entered into employment agreements with Barry P. Flannelly in August 2014, with Christiana Stamoulis in February 2019 and with Pablo J. Cagnoni in June 2023 upon their employment with us.
The employment agreements with our Executive Vice Presidents provide that in the event of an “involuntary termination” of the executive’s employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive’s position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by us of the terms of the executive’s employment arrangement), we will pay the executive an amount equal to two times the sum of the executive’s current annual base salary and the greater of (1) the executive’s current target bonus or (2) the executive’s bonus amount for the preceding fiscal year.
A “change in control” generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of our outstanding securities, the approval of our liquidation or dissolution, or the sale or disposition of all or substantially all of our assets or similar transaction. We will also pay the executive a pro rata portion of the executive’s target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive’s termination.
The agreement also provides that in the event of such a termination, all of the executive’s unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive’s termination. In addition, the agreement provides for the reimbursement by us of COBRA premiums for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by us for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of our benefits arrangements.
Christiana Stamoulis.   In December 2018, in connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Stamoulis received an offer letter that provides that if her employment is terminated without cause or for good reason, we will pay her an amount equal to the sum of her current annual base salary and her current target bonus, as well as amounts with respect to any other accrued amounts under other of our
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benefits arrangements. We will also pay the cost of COBRA premiums for one year, or until she becomes eligible for medical insurance with another employer.
Pablo J. Cagnoni.   In April 2023, in connection with his appointment as President, Research and Development, Dr. Cagnoni received an offer letter that provides that if his employment is terminated prior to a change in control (as defined in the employment agreement described above) without cause or for good reason, we will pay him an amount equal to the sum of two years of his base salary and plus his target bonus. We will also pay the cost of COBRA premiums for two year, or until he becomes eligible for medical insurance with another employer. In addition, the next tranche to vest of Dr. Cagnoni’s initial RSU grant will immediately vest upon such termination of employment. Upon his employment with our company, Dr. Cagnoni received an initial grant of RSUs to acquire 192,400 shares, which vest in four equal annual installments commencing June 1, 2026, subject to Dr. Cagnoni’s continued service through such dates..
Potential Payments Upon Termination Without a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer for the reasons specified in the table, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2023.
Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
Hervé Hoppenot Termination without cause or constructive termination Death or Disability
	5,707,800	20,479	6,498,862	561,186	12,788,327
	—	—	8,229,367	511,186	8,740,553
Christiana Stamoulis Termination without cause or constructive termination Death or Disability
	1,098,875	13,581	1,967,960	58,114	3,138,530
	—	—	1,967,960	58,114	2,026,074
Pablo J. Cagnoni Termination without cause or constructive termination Death or Disability
	—	—	3,310,987	51,923	3,362,910
	—	—	3,310,987	51,923	3,362,910
Steven H. Stein Termination without cause or constructive termination Death or Disability
	—	—	2,110,802	74,769	2,185,571
	—	—	2,110,802	74,769	2,185,571
Barry Flannelly Termination without cause or constructive termination Death or Disability
	—	—	1,682,296	57,887	1,740,183
	—	—	1,682,296	57,887	1,740,183

(1)
Represents the amount by which the $62.79 closing price of our common stock on December 29, 2023 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $62.79 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

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Potential Payments Upon Termination in Connection with a Change in Control
The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2023.
Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)
Hervé Hoppenot Termination without cause or for good reason(3)
	10,057,188	73,658	21,671,377	561,186	32,363,409
Christiana Stamoulis Termination without cause or for good reason(3)
	2,711,868	13,581	8,211,066	58,114	10,994,629
Pablo J. Cagnoni Termination without cause or for good reason(3)
	3,825,000	40,183	14,226,367	51,923	18,143,473
Steven H. Stein Termination without cause or for good reason(3)
	2,954,868	41,043	11,209,498	74,769	14,280,178
Barry P. Flannelly Termination without cause or for good reason(3)
	2,279,368	38,025	7,153,451	57,887	9,528,731

(1)
Represents the amount by which the $62.79 closing price of our common stock on December 29, 2023 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $62.79 multiplied by the number of RSUs and performance shares for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company’s benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes constructive termination following a change in control. See the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Other Named Executive Officers” above.

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2023 Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hervé Hoppenot	1/7/2016	20,195	—	95.76	01/06/2023
	*7/15/2016	74,245	—	83.83	07/14/2026
	***1/17/2017	74,245	—	113.64	01/16/2027
	**1/17/2017	94,325	—	113.64	01/16/2027
	*7/5/2017	47,168	—	128.34	07/04/2027
	***1/23/2018	47,168	—	94.63	01/22/2028
	**1/24/2018	25,401	—	95.34	01/23/2028
	*7/2/2018	88,557	—	68.62	07/01/2028
	***1/4/2019	88,558	—	72.27	01/03/2029
	*7/2/2019	96,327	—	85.01	07/01/2029
	***1/17/2020	96,328	—	80.50	01/16/2030
	7/2/2020					9,765(3)	613,144
	*7/2/2020	63,823	10,897	106.47	07/01/2030
	***1/15/2021	63,823	10,897	90.56	01/14/2031
	7/2/2021					22,132(3)	1,389,668
	7/2/2021					54,856(5)	3,444,408
	*7/2/2021	51,623	33,588	83.58	07/01/2031
	1/19/2022	51,264	33,588	74.78	01/18/2032
	7/2/2022					45,325(3)	2,845,957
	7/2/2022	29,000	52,885	77.67	07/01/2032
	7/2/2022							60,433(11)	3,794,588(7)
	1/20/2023	30,617	55,832	83.20	01/19/2033
	7/14/2023					43,184(3)	2,711,523
	7/14/2023	—	90,563	61.76	07/13/2033
	7/14/2023							107,960(6)	6,778,808(7)
		1,042,667	288,250			175,262	11,004,700	168,393	10,573,396

Christiana Stamoulis	*2/11/2019	72,809	—	80.21	02/11/2029
	2/11/2020					1,067(3)	66,997
	*2/11/2020	32,813	1,427	76.14	02/11/2030
	7/2/2020		—			1,666(3)	104,608
	*7/2/2020	10,884	1,859	106.47	07/01/2030
	***1/15/2021	10,884	1,859	90.56	01/14/2031
	1/15/2021					11,522(8)	723,466
	7/2/2021					9,732(5)	611,072
	7/2/2021					3,927(3)	246,576
	*7/2/2021	9,094	5,960	83.58	07/01/2031
	12/1/2021							15,121(9)	949,448 (7)
	1/1/2022					14,463(10)	908,132
	1/19/2022	9,094	5,960	74.78	01/18/2032
	7/2/2022					12,853(3)	807,040
	7/2/2022	8,223	14,998	77.67	07/01/2032
	7/2/2022							17,137(11)	1,076,032(7)
	1/20/2023	8,681	15,834	83.20	01/19/2023
	7/14/2023					12,246(3)	768,926
	7/14/2023	—	25,682	61.76	07/13/2033
	7/14/2023							30,615(6)	1,922,316(7)
		162,482	73,579			67,476	4,236,817	62,873	3,947,796

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pablo J. Cagnoni	6/5/2023			—		192,400(4)	12,080,796
	7/14/2023			—		9,668(3)	607,054
	7/14/2023	—	20,275	61.76	07/13/2033
	7/14/2023							24,170(6)	1,517,634(7)
		—	20,275			202,068	12,687,850	24,170	1,517,634

Steven H. Stein	**1/7/2016	4,039	—	95.76	01/06/2026
	*7/15/2016	1,194	—	83.83	07/14/2026
	***1/17/2017	19,091	—	113.64	01/16/2027
	**1/17/2017	18,865	—	113.64	01/16/2027
	*7/5/2017	12,128	—	128.34	07/04/2027
	***1/23/2018	12,128	—	94.63	01/22/2028
	**1/24/2018	21,167	—	95.34	01/23/2028
	*7/2/2018	8,540	—	68.62	07/01/2028
	***1/4/2019	12,335	—	72.27	01/03/2029
	*7/2/2019	16,428	—	85.01	07/01/2029
	***1/17/2020	16,428	—	80.50	01/16/2030
	7/2/2020					1,666(3)	104,608
	*7/2/2020	10,884	1,859	106.47	07/01/2030
	***1/15/2021	10,884	1,859	90.56	01/14/2031
	1/15/2021					23,044(8)	1,446,933
	7/2/2021					9,732(5)	611,072
	7/2/2021					3,927(3)	246,576
	*7/2/2021	9,094	5,960	83.58	07/01/2031
	12/1/2021							30,243(9)	1,898,958(7)
	1/1/2022					28,926(10)	1,816,264
	1/19/2022	9,094	5,960	74.78	01/18/2032
	7/2/2022					14,206(3)	891,995
	7/2/2022	9,089	16,576	77.67	07/01/2032
	7/2/2022							18,941(11)	1,189,305(7)
	1/20/2023	9,596	17,500	83.20	01/19/2033
	7/14/2023					13,535(3)	849,863
	7/14/2023	—	28,385	61.76	07/13/2033
	7/14/2023							33,838(6)	2,124,688(7)
		200,984	78,099			95,036	5,967,311	83,022	5,212,951

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barry P. Flannelly	**1/7/2016	4,039	—	95.76	01/06/2026
	*7/15/2016	19,091	—	83.83	07/14/2026
	***1/17/2017	19,091	—	113.64	01/16/2027
	*7/5/2017	12,128	—	128.34	07/04/2027
	***1/23/2018	12,128	—	94.63	01/22/2028
	*7/2/2018	2,256	—	68.62	07/01/2028
	***1/4/2019	1,424	—	72.27	01/03/2029
	**1/4/2019	63,105	—	72.27	01/03/2029
	*7/2/2019	16,428	—	85.01	07/01/2029
	1/17/2020					11,482(8)	720,955
	***1/17/2020	16,428	—	80.50	01/16/2030
	7/2/2020					1,666(3)	104,608
	*7/2/2020	10,884	1,859	106.47	07/01/2030
	***1/15/2021	10,884	1,859	90.56	01/14/2031
	1/15/2021					11,522(8)	723,466
	7/2/2021					9,732(5)	611,072
	7/2/2021					3,927(3)	246,576
	*7/2/2021	9,094	5,960	83.58	07/01/2031
	12/1/2021							9,073(9)	569,694(7)
	1/1/2022					8,678(10)	544,892
	1/19/2022	9,094	5,960	74.78	01/18/2032
	7/2/2022					10,147(3)	637,130
	7/2/2022	6,492	11,840	77.67	07/01/2032
	7/2/2022							13,529(11)	849,486(7)
	1/20/2023	6,854	12,500	83.20	01/19/2033
	7/14/2023					9,668(3)	607,054
	7/14/2023	—	20,275	61.76	07/13/2033
	7/14/2023							24,170(6)	1,517,634(7)
		219,420	60,253			66,822	4,195,753	46,772	2,936,814

(1)
All options listed in this table, other than those marked with an asterisk (*), a double asterisk (**) or a triple asterisk (***), become exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Options marked with an asterisk become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a double asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a triple asterisk become exercisable as to one-fourth of the shares on the first anniversary of the grant date in July of the preceding year with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(2)
The market value of unvested RSUs and earned performance shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by $62.79, the closing price of our common stock on December 29, 2023.

(3)
Represents RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(4)
Represents RSUs that vest in equal annual installments over four years beginning on June 1, 2026 , subject to the holder’s continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(5)
Represents shares of common stock underlying performance shares that have been earned based upon the achievement of specified

Proxy Statement 2024 | 73

Executive Compensation
development, revenue and market-based (relative total shareholder returns compared to the Nasdaq Biotechnology Index) performance goals. As described above under “Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Based Incentive Awards.” In early 2024, the Compensation Committee evaluated the final achievement of the objectives relative to the performance shares granted in July 2021 to our U.S.-based executive officers, and determined that an aggregate of 123.93% of the shares were earned. The earned shares will vest on the third anniversary of the July 2, 2021 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(6)
Represents the target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development, revenue and market-based (relative total shareholder returns compared to the Nasdaq Biotechnology Index) performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 14, 2023 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(7)
The market value of unearned and unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unearned and unvested target shares held by the applicable named executive officer by $62.79, the closing price of our common stock on December 29, 2023.

(8)
Represents RSUs that vest on the fourth anniversary of the grant date, subject to the holder’s continued service through such date. Vesting of the RSUs is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(9)
Represents the number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified Opzelura performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on November 30, 2025, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(10)
Represents RSUs that will vest in a single installment on December 31, 2025, subject to the holder’s continued service through such date. Vesting of the RSUs are subject to acceleration under the circumstances described under”Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

(11)
Represents the target number of shares of common stock underlying performance shares that can be earned based upon the achievement of specified development, revenue and market-based (relative total shareholder returns compared to the Nasdaq Biotechnology Index) performance goals. The actual number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 150% based on the actual level at which the applicable performance goals are achieved, as certified by the Compensation Committee. The shares, if earned, will vest on the third anniversary of the July 2, 2022 grant date, subject to the holder’s continued service through such date. Vesting of the performance shares is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

74 | Proxy Statement 2024

Executive Compensation
2023 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Hervé Hoppenot	—	—	94,589(3)	5,872,085
Christiana Stamoulis	—	—	18,142(4)	1,191,757
Pablo J. Cagnoni	—	—	—	—
Steven H. Stein	—	—	18,366(5)	1,140,161
Barry P. Flannelly	—	—	17,013(6)	1,056,167

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

(2)
Value realized is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

(3)
Represents 94,589 shares received upon vesting of RSUs and performance shares, of which 43,467 shares were automatically withheld to cover tax withholding obligations.

(4)
Represents 18,142 shares received upon vesting of RSUs and performance shares, of which 7,252 shares were automatically withheld to cover tax withholding obligations.

(5)
Represents 18,366 shares received upon vesting of RSUs and performance shares, of which 8,442 shares were automatically withheld to cover tax withholding obligations.

(6)
Represents 17,013 shares received upon vesting of RSUs and performance shares, of which 6,304 shares were automatically withheld to cover tax withholding obligations.

Proxy Statement 2024 | 75

CEO Pay Ratio

In accordance with the rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hoppenot, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2023, our last completed fiscal year:
•
the median of the annualized total compensation of all employees of our Company (other than our CEO), was $267,066; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $16,659,526.

Based on this information, for 2023 the ratio of the annual total compensation of
Mr. Hoppenot, our CEO, to the median of the annual total compensation of all employees was 62 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
We determined that, as of December 31, 2023, we have 639 employees based in Europe and 66 based in Asia.

•
We selected December 31, 2023, which is within the last three months of 2023, as the date upon which we would identify the “median employee.”

•
For all employees, we examined total compensation, which included: base salary, incentive compensation plan payments for non-sales employees, sales incentive compensation plan payments for sales employees, equity awards consisting of stock options and restricted stock units, and other compensation such as 401(k) matching contributions and Company-paid life insurance premiums.

•
We included all employees, whether employed on a full-time or part-time basis, and we annualized the compensation of all permanent employees who were not employed by us for all of 2023.

•
We did not make any cost-of-living adjustments in identifying the “median employee.”

•
For employees outside the United States, we converted their compensation to U.S. dollars using the relevant average exchange rate for 2023.

76 | Proxy Statement 2024

Pay Versus Performance

Pay Versus Performance Table
In accordance with the rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information regarding the relationship between the “Compensation Actually Paid” to our CEO (also referred to as our “PEO”) and our other named executive officers (together, our “NEOs”) and certain financial performance measures for the Company. This information includes compensation information for our PEO and our NEOs, as well as information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, our net income and our product revenues, net for the fiscal years listed below. For purposes of this section, “peer group” is defined as the Nasdaq Biotechnology Index, as further detailed in footnote 7 below.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ M)	Total Product Revenues ($ M)(8)
					Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)
2023	16,659,526	7,842,731	7,843,705	6,405,428	71.91	115.42	597.6	3,165.2
2022	16,669,368	15,972,264	5,750,911	5,496,116	91.98	113.65	340.7	2,746.9
2021	14,444,265	6,228,229	5,217,889	1,847,797	84.06	126.45	948.6	2,322.0
2020	16,378,192	13,448,394	3,725,684	3,748,945	99.61	126.42	(295.7)	2,068.7

(1)
The dollar amounts reported are the amounts reported in the “Total” column of the Summary Compensation Table for Hervé Hoppenot, our CEO.

(2)
The amounts shown for “Compensation Actually Paid “ (CAP) have been calculated in accordance with SEC rules and represent amounts reported in the Summary Compensation Table with certain adjustments as described in footnotes 3 and 5 below.

(3)
The following table sets forth the adjustments made to the information provided in the Summary Compensation Table to arrive at the “Compensation Actually Paid” for our PEO for each of the years presented:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)	CAP of Equity Vesting during FY ($)	CAP of Unvested Equity at FYE granted prior to the current FY ($)	CAP of Unvested Equity at FYE granted during the current FY ($)	Compensation Actually Paid to PEO ($)*
2023	16,659,526	(13,759,707)	(2,202,340)	(1,080,176)	8,225,428	7,842,731
2022	16,669,368	(13,783,149)	1,005,994	2,981,288	9,098,763	15,972,264
2021	14,444,265	(12,088,636)	(606,066)	(1,960,844)	6,439,510	6,228,229
2020	16,378,192	(13,832,247)	2,043,085	127,113	8,732,251	13,448,394

*
Due to calculation errors, the Compensation Actually Paid to our PEO for each of 2022, 2021 and 2020 as reported in our 2023 Proxy Statement (stated therein as $16,903,544, $6,852,226 and $14,694,652, respectively) was overstated. The Compensation Actually Paid to our PEO for each of these years has been corrected in the table set forth above.

(4)
Our non-PEO Named Executive Officers for 2023 are comprised of Ms. Stamoulis, Dr. Cagnoni, Dr. Stein, and Dr. Flannelly. Our non-PEO Named Executive Officers for 2021 and 2022 were comprised of Ms. Stamoulis, Dr. Stein, Ms. Maria E. Pasquale and Dr. Flannelly. Our non-PEO Named Executive Officers for 2020 were comprised of Ms. Stamoulis, Dr. Stein, Dr. Flannelly and Dr. Vijay Iyengar.

(5)
The following table sets forth the adjustments made to the information provided in the Summary Compensation Table to arrive at the Average Compensation Actually Paid for our non-PEO Named Executive Officers for each of the years presented:

Proxy Statement 2024 | 77

Pay Versus Performance
Year	Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Reported Value of Equity Awards ($)	CAP of Equity Vesting during FY ($)	CAP of Unvested Equity at FYE granted prior to the current FY ($)	CAP of Unvested Equity at FYE granted during the current FY ($)	Compensation Actually Paid to Non-PEO NEOs ($)*
2023	7,843,705	(6,458,845)	(291,967)	203,007	5,109,528	6,405,428
2022	5,750,911	(4,652,030)	182,351	644,655	3,570,229	5,496,116
2021	5,217,889	(4,302,448)	(213,819)	(837,071)	1,983,246	1,847,797
2020	3,725,684	(2,791,502)	218,828	534,106	2,061,829	3,748,945

*
Due to calculation errors, the Average Compensation Actually Paid to our non-PEO Named Executive Officers for each of 2022, 2021 and 2020 as reported in our 2023 Proxy Statement (stated therein as $5,661,324, $1,954,190 and $3,908,344, respectively) was overstated. The Average Compensation Actually Paid to our non-PEO Named Executive Officers for each of these years has been corrected in the table set forth above.

(6)
Total Shareholder Return is calculated as the sum of the difference between our share price at the end of each year shown and the beginning of the measurement period plus the cumulative amount of dividends for the investment period, assuming dividend reinvestment, divided by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(7)
The peer group used for calculating Peer Group Total Shareholder Return is the Nasdaq Biotechnology Index, which is used for determining performance of the relative total shareholder return component for the performance shares awards to the NEOs.

(8)
Represents total product revenues, net, as disclosed in the Consolidated Statements of Operations in our Annual Reports on Form 10-K for the years ended December 31, 2023, 2022, 2021 and 2020.

Analysis of the Information Presented in the Pay versus Performance Table
The graphs provided below reflect the relationships between Compensation Actually Paid, or CAP, for our PEO and our non-PEO NEOs and selected measures in accordance with SEC rules. The CAP amounts, as calculated per SEC rules, do not fully represent the actual final amount of compensation earned or actually paid to our PEO or other NEOs during the applicable fiscal years. The Pay versus Performance table above also does not capture all of the performance measures used to align executive compensation with company performance. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid Versus Total Shareholder Return 2020-2023
78 | Proxy Statement 2024

Pay Versus Performance
TSR is based on the Nasdaq Biotechnology Index, which is the peer group used for the relative TSR component of our Performance Shares awarded to our CEO and other NEOs. It is also the peer group used in the Stock Price Performance Graph furnished with our Annual Report that is delivered to our stockholders together with this Proxy Statement in connection with our Annual Meeting of Stockholders. Compensation Actually Paid is highly correlated with TSR, given that the values of the components of our executive equity compensation (stock options, restricted stock units and a portion of our performance share goals), depend on our stock price performance.

FY 2021-2023 PSUs TSR
0%
-50%
-100%
-86%
-58%
-13%
Incyte, -32%
25th Percentile
50th Percentile
75th Percentile

The graph above provides additional context on Incyte’s stock performance relative to the Nasdaq Biotechnology Index (NBI) constituent companies for fiscal years 2021-2023. As described under “Executive Compensation—Equity-Based Incentive Awards,” ten percent of the performance shares granted to our U.S. based executive officers in July 2021 were tied to the relative performance of Incyte’s stock to the NBI between January 1, 2021 and December 31, 2023 measured as a percentile compared to the aggregate performance over the same period of companies that made up the NBI as of January 1, 2021.
Proxy Statement 2024 | 79

Pay Versus Performance
Compensation Actually Paid Versus Net Income (Loss) 2020-2023
Incyte does not currently utilize GAAP net income (loss) as a metric in its incentive programs, given that it may include certain one-time/non-recurring items that could make it not reflective of the underlying performance of our business.
Compensation Actually Paid Versus Total Products Revenues, 2020-2023
As previously discussed, our CEO and other NEOs’ Compensation Actually Paid is highly dependent on the absolute and relative stock price performance due to the significant portion of our compensation program linked to equity incentives. In addition, other metrics such as total product revenues, (which account for a significant portion (40%) of the performance goals for our performance share (PSU) component of our executive officers’ equity compensation in 2021, 2022 and 2023), pipeline progression and regulatory approvals, are also important performance measures that we use to link our performance to compensation actually paid to our executive officers.
80 | Proxy Statement 2024

Pay Versus Performance
Financial Performance Measures
The following table lists the most important performance measures that we used to link our performance to compensation actually paid to our named executive officers for the most recently completed fiscal year:
Most Important Performance Measures
Total product revenues
Pipeline development and progression
Total shareholder return (TSR)
Total product revenues and TSR (relative total shareholder returns compared to the Nasdaq Biotechnology Index) are the financial metrics that comprise the performance-based vesting for our performance shares as described on pages 62 to 66.
Proxy Statement 2024 | 81

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2023, including the 1997 Employee Stock Purchase Plan and the 2010 Stock Incentive Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	19,724,672(1)	85.40(2)	11,457,577(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	19,724,672	85.40	11,457,577

(1)
Includes 6,604,710 shares subject to RSUs, 398,522 shares subject to earned performance shares and 264,282 shares subject to unearned performance shares outstanding as of December 31, 2023 that were issued under the 2010 Stock Incentive Plan. The number of shares subject to such unearned performance shares represents the maximum number of shares issuable pursuant to such performance shares as of such date.

(2)
RSUs and performance shares, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)
Includes 742,417 shares available for issuance under the 1997 Employee Stock Purchase Plan and 10,715,360 shares available for issuance under the 2010 Stock Incentive Plan.

(4)
Subsequent to December 31, 2023, in January 2024, our board of directors adopted the Incyte Corporation 2024 Inducement Stock Incentive Plan (the 2024 Inducement Plan). In reliance on Nasdaq Marketplace Rule 5635(c)(4), stockholder approval was not obtained. A total of 1,000,000 shares of common stock are reserved for issuance pursuant to the 2024 Inducement Plan.

82 | Proxy Statement 2024

PROPOSAL 3
Ratification of Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to reconsideration by the Audit and Finance Committee should our stockholders fail to ratify such appointment at the Annual Meeting or should the Audit and Finance Committee not approve Ernst & Young LLP’s audit plan for the fiscal year ending December 31, 2024. Ernst & Young LLP has audited our financial statements since the Company’s inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.
	Year Ended December 31
	2023	2022
	(in thousands)
Audit Fees(1)	$3,645	$2,664
Audit-related Fees(2)	402	122
Total	$4,047	$2,786

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of the Company’s annual statements and reviews of the Company’s quarterly financial statements, including the Company’s Annual Report on Form 10-K, the audit of the Company’s internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions. Audit fees also include amounts for statutory audits required internationally.

(2)
Audit-related fees include fees billed primarily for ERP system and related controls environment pre-implementation assessments. Audit-related fees also include fees billed relating to other agreed-upon attest procedures.

The Audit and Finance Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval Policies and Procedures
The Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The policy is intended to ensure that the fees earned by Ernst & Young LLP are consistent with the maintenance of the independent registered public accounting firm’s independence in the conduct of its auditing functions. All of the services provided by the Company’s independent registered public accounting firm in 2023 and 2022 were pre-approved by the Audit and Finance Committee.
Required Vote
Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its stockholders.
Proxy Statement 2024 | 83

PROPOSAL 3 Ratification of Independent Registered Public Accounting Firm
84 | Proxy Statement 2024

Report of the Audit and Finance Committee of the Board

The Audit and Finance Committee of the Board is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit and Finance Committee are Paul J. Clancy, Jacqualyn A. Fouse, and Edmund P. Harrigan. The Audit and Finance Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
In performing its functions, the Audit and Finance Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit and Finance Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.
Within this framework, the Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023 and the Company’s internal control over financial reporting. The Audit and Finance Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Audit and Finance Committee
Paul J. Clancy (Chair)
Jacqualyn A. Fouse
Edmund P. Harrigan
Proxy Statement 2024 | 85

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 15, 2024, as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Summary Compensation Table” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 224,540,602 shares outstanding as of April 15, 2024. In addition, shares issuable pursuant to options that may be acquired, or RSUs that vest, in each case, within 60 days of April 15, 2024 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (#)(1)	Percentages Beneficially Owned (%)(1)
5% Stockholders
Felix J. Baker(2)	36,669,079	16.3
Baker Bros. Advisors LP and affiliated entities(2)	36,308,584	16.2
BlackRock, Inc.(3)	24,297,249	10.8
The Vanguard Group and affiliates(4)	22,519,381	10.0
Dodge & Cox(5)	16,090,421	7.2
Named Executive Officers and Directors
Hervé Hoppenot(6)	1,445,647	*
Christiana Stamoulis(7)	200,401	*
Pablo J. Cagnoni	—	*
Steven H. Stein(8)	217,088	*
Barry P. Flannelly(9)	260,851	*
Julian C. Baker(2)	36,666,662	16.3
Jean-Jacques Bienaimé(10)	156,907	*
Otis W. Brawley(11)	32,232	*
Paul J. Clancy(12)	157,199	*
Jacqualyn A. Fouse(13)	114,142	*
Edmund P. Harrigan(14)	56,417	*
Katherine A. High(15)	48,220	*
Susanne Schaffert(16)	21,687	*
All directors and executive officers as a group (19 persons)(17)	39,950,723	17.6

*
Represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Baker Bros. Advisors LP is the investment adviser to 667, L.P. and Baker Brothers Life Sciences, L.P. (“Baker Funds”). Baker Bros.Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP,

86 | Proxy Statement 2024

Security Ownership of Certain Beneficial Owners and Management
the Baker Funds and their respective general partners, the Baker Funds’ respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds’ investments and voting power over investments. According to an amended Schedule 13D filed March 15, 2023 and Form 4 filed April 1, 2024, the total number of shares of our common stock beneficially owned includes shares directly held as follows:
Holder	Shares
667, L.P.	2,734,189
Baker Brothers Life Sciences, L.P.	33,212,097
Julian C. Baker	512,152
Felix J. Baker	281,190
Entities affiliated with Julian C. Baker and Felix J. Baker	79,305
Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 233,379 shares owned directly by Julian C. Baker that were received by Mr. Baker upon exercise of options, upon vesting of RSUs or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 128,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned.
(3)
According to an amended Schedule 13G filed January 24, 2024, filed by BlackRock, Inc. (“BlackRock”), BlackRock, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 22,244,627 shares. The address of the principal place of business of BlackRock is 55 East 52nd Street, New York, New York, 10022.

(4)
According to an amended Schedule 13G filed February 13, 2024, filed by The Vanguard Group (“Vanguard”), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole dispositive power with respect to 21,715,322 shares, shared dispositive power with respect to 804,059 shares, and shared voting power with respect to 247,374 shares.The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to an amended Schedule 13G filed February 13, 2024, filed by Dodge & Cox, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 15,037,847 shares. The address of the principal place of business of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.

(6)
Includes 1,103,243 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 15, 2024.

(7)
Includes 176,827 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 15, 2024.

(8)
Includes 214,529 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 15, 2024.

(9)
Includes 2231,081 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 15, 2024.

(10)
Includes 143,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(11)
Includes 28,833 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(12)
Includes 143,919 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(13)
Includes 102,669 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(14)
Includes 45,807 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(15)
Includes 42,732 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(16)
Includes 20,550 shares subject to RSUs that will vest and options exercisable within 60 days of April 15, 2024.

(17)
Includes shares pursuant to the second paragraph of note (2) and notes (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), and (16) above, and 435,794 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 15, 2024 held by other executive officers of the Company.

Proxy Statement 2024 | 87

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance
Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2023.
Stockholder Proposals for the 2025 Annual Meeting
To be considered for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 30, 2024. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.
A stockholder proposal not included in the Company’s proxy statement for the 2025 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company’s Bylaws, and otherwise complies with the provisions of the Company’s Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that the 2025 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the 2025 Annual Meeting.
88 | Proxy Statement 2024

Annual Report
We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on April 15, 2024, the record date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.
Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.
By Order of the Board of Directors

Hervé Hoppenot
President and Chief Executive Officer
April 29, 2024
Proxy Statement 2024 | 89

Frequently Asked Questions

Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We have elected to provide access to our proxy materials over the Internet, as permitted by the rules of the SEC. Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials (Proxy Availability Notice) to our stockholders. All stockholders will have the ability to access our proxy materials on the website referred to in the Proxy Availability Notice or may request to receive printed versions of our proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We intend to mail the Proxy Availability Notice on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 29, 2024.
What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?
If you hold your shares in more than one account, you may receive a separate Proxy Availability Notice or a separate set of printed proxy materials, including a separate proxy voting card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.
Who is entitled to vote?
Stockholders of record at the close of business on April 15, 2024, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.
How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of our outstanding common stock on the Record Date constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. As of the close of business on the Record Date, there were 224,540,602 shares of our common stock outstanding. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for purposes of determining a quorum. If your shares are held in street name, your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see “How are votes counted?” below. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” This Proxy Statement, our Annual Report and the proxy card have been sent directly to you by Incyte.
90 | Proxy Statement 2024

Frequently Asked Questions
Beneficial Owner.  If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This Proxy Statement and our Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form provided by your broker, bank or other nominee.
How do I vote?
You may vote using any of the following methods:
By Mail	By Telephone	By Internet	In Person at the Annual Meeting

Mail—Follow the instructions in your proxy materials.	Telephone—Stockholders of record may call toll-free 1-800-652—VOTE (8683)	By Internet—Stockholders of record may vote online at www.envisionreports.com/INCY	In Person at the Annual Meeting—You may obtain directions to the Annual Meeting by contacting our Company’s Investor Relations Department at (302) 498-6700.
	Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. The telephone voting facilities will close at 11:59 am, Eastern Daylight Time, the day before the meeting date.	Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. The internet voting facilities will close at 11:59 am, Eastern Daylight Time, the day before the meeting date.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of our Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank or other nominee in accordance that entity’s procedures for changing or revoking your voting instructions.
How are votes counted?
In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee. For each of Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board of Directors, “FOR” the approval of the compensation of our named executive officers, “FOR” the ratification of the independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that may properly come before the meeting.
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker, bank or other nominee can vote your shares at its discretion only on Proposal 3, the ratification of the
Proxy Statement 2024 | 91

Frequently Asked Questions
independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, other than Proposal 3, assuming that a quorum is obtained.
What vote is required to approve each item?
We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” the nominee. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but will be subject to our director resignation policy. Additional information concerning our director resignation policy is set forth under the heading “Corporate Governance—Majority Voting Policy.”
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:
Proposal		Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1	Election of Directors	A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2	Advisory Vote to Approve Executive Compensation
Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.
			Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal
3	Ratification of the Appointment of Ernst & Young LLP	The affirmative “FOR” vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote

(1)
As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.

(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a process for mailing our Annual Report and this Proxy Statement called “householding,” which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.
If you prefer to receive multiple copies of our Annual Report and this Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by
92 | Proxy Statement 2024

Frequently Asked Questions
writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our Annual Report and this Proxy Statement or you may request householding by notifying your broker, bank or other nominee.
How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.
Proxy Statement 2024 | 93

Appendix A

Note Regarding Forward-Looking Statements
Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our expectation that Opzelura will continue to be a key contributor to growth going forward; our belief that our portfolio has can deliver transformative therapies across multiple programs and has the potential for up to ten high impact launches by 2030; our expectations with respect to timing of potential approvals for our drug candidates, including axatilimab for the treatment of patients with chronic GVHD and QD ruxolitinib (XR), and the potential addressable market size for our drug candidates; our expectations with respect to the timing of the submission of the sNDA for ruxolitinib cream in pediatric patients and the potential approval date for that sNDA; our belief about the potential for ruxolitinib cream in HS, povorcitinib in HS, vitiligo and prurigo nodularis and our BET inhibitor in MF and the potential for those programs to have a positive impact on patient lives, address a significant market and contribute to our top line by 2030; our belief that 2024 will be another monumental year for our company; our expectations with respect to the initiation of clinical trials for our drug candidates, including our BET inhibitor and povorcitinib; our expectations with respect to the timing of the receipt of clinical data for our drug candidates, including ruxolitinib cream; our expectations with respect to the effects of the acquisition of exclusive global rights for tafasitamab on our operating efficiencies, cost synergies, 2024 revenue and operating income; our plans to build on our disclosure under the TCFD framework; our expectations regarding our ability to achieve our global responsibility goals; and our beliefs regarding the benefits and effects of our compensation policies and methods.
These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: the effects of market competition; unexpected variations in the demand for our products and the products of our collaboration partners; the effects of announced or unexpected price regulation or limitations on reimbursement or coverage for our products and the products of our collaboration partners; the ability to enroll sufficient numbers of subjects in clinical trials and the ability to enroll subjects in accordance with planned schedules; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; determinations made by the FDA, EMA and other regulatory authorities; our dependence on our relationships with and changes in the plans of our collaboration partners; the efficacy or safety of our products and the products of our collaboration partners; the acceptance of our products and the products of our collaboration partners in the marketplace; risks related to our ability to achieve our environmental and global responsibility goals, including the costs involved in doing so, supply chain or other issues that could affect timing of achievement of goals; changes in regulations, technology and other factors beyond our control; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023. We disclaim any intent or obligation to update these forward-looking statements.
A-1 | Proxy Statement 2024

Incyte

VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/INCY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/INCY

2024 Annual Meeting Proxy Card

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Julian C. Baker	☐	☐	☐	02 - Jean-Jacques Bienaimé	☐	☐	☐	03 - Otis W. Brawley	☐	☐	☐
04 - Paul J. Clancy	☐	☐	☐	05 - Jacqualyn A. Fouse	☐	☐	☐	06 - Edmund P. Harrigan	☐	☐	☐
07 - Katherine A. High	☐	☐	☐	08 - Hervé Hoppenot	☐	☐	☐	09 - Susanne Schaffert	☐	☐	☐

1 U P X

03ZHBA

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must bereceived by June 11, 2024 at 11:59 A.M. (EDT)OnlineGo to www.envisionreports.com/INCYor scan the QR code — login details arelocated in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/INCYUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.2024 Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors recommends a vote FOR EACH nominee listed and FOR Proposals 2 and 3.For Against Abstain For Against Abstain For Against Abstain01 - Julian C. Baker04 - Paul J. Clancy07 - Katherine A. High02 - Jean-Jacques Bienaimé05 - Jacqualyn A. Fouse08 - Hervé Hoppenot03 - Otis W. Brawley06 - Edmund P. Harrigan09 - Susanne Schaffert2. Approve, on a non-binding, advisory basis, the compensation ofthe Company’s named executive officers.1. Election of Directors:For Against Abstain3. Ratify the appointment of Ernst & Young LLP as the Company’sindependent registered public accounting firm for 2024.For Against AbstainB Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.1 U P X

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023 are available at http://www.envisionreports.com/incy Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/INCYProxy – INCYTE CORPORATIONIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Change of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFor Annual Meeting — June 12, 2024HERVÉ HOPPENOT and SHEILA A. DENTON, or either of them, each with the power of submission, are hereby authorized to represent as proxies andvote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action allshares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be heldat the Company’s offices at 1815 Augustine Cut-off, Wilmington, Delaware 19803, on Wednesday, June 12, 2024 at 9:00 a.m., Eastern Daylight Time, or at anypostponement or adjournment thereof, and instructs said proxies to vote as follows:Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authorityto vote FOR each director nominee, and FOR Items 2 and 3, and in accordance with the discretion of the proxies on any other matters as may properly comebefore the Annual Meeting.(continued and to be signed on reverse side)